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                         REVOLVING CREDIT LOAN AGREEMENT



                             executed by and between



                               INTELLIGROUP, INC.,
                                 as the Borrower



                                       and



                         PNC BANK, NATIONAL ASSOCIATION,
                                  as the Lender







                             Dated: January 29, 1999





--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                -----------------

                                                                           Page
                                                                           ----

                                   ARTICLE I
                      DEFINITIONS; RULES OF INTERPRETATION AND
                          CONSTRUCTION; AND ACCOUNTING

    Section 1.01  Definitions................................................1
    Section 1.02  Rules of Interpretation and Construction..................17
    Section 1.03  Accounting Principles.....................................17

                                   ARTICLE II
               AMOUNT AND TERMS FOR THE REVOLVING CREDIT FACILITY

    Section 2.01  Revolving Credit Facility.................................18
    Section 2.02  Interest on the Revolving Credit Loans....................19
    Section 2.03  Fees......................................................22
    Section 2.04  Voluntary Prepayments.....................................23
    Section 2.05  Payments..................................................23
    Section 2.06  Special Provisions Governing Eurodollar Rate Loans........25
    Section 2.07  Increased Capital.........................................28
    Section 2.08. Authorized Officers of the Borrower.......................28
    Section 2.09  Taxes.....................................................29
    Section 2.10  Letter Of Credit..........................................30
    Section 2.11  Lender Not Liable.........................................31

                                  ARTICLE III
                     CONDITIONS TO THE REVOLVING CREDIT LOAN

    Section 3.01  Conditions Precedent to the Effectiveness of this
                  Loan Agreement............................................33
    Section 3.02. Conditions Precedent to All Revolving Credit Loans........34

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

    Section 4.01  Representations and Warranties on the Closing Date........35
    Section 4.02. Subsequent Funding Representations and Warranties.........41
    Section 4.03. SEC Filings...............................................41

                                   ARTICLE V
                               REPORTING COVENANTS

    Section 5.01  Statement of Accounting...................................41
    Section 5.02  Reporting and Information Requirements....................42

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

    Section 6.01  Corporate Existence, etc..................................44
    Section 6.02  Corporate Powers, etc.....................................44
    Section 6.03  Compliance with Laws, etc.................................45
    Section 6.04  Payment of Taxes and Claims...............................45

    Section 6.05  Maintenance of Properties; Insurance......................45
    Section 6.06  Inspection of Property; Books and Records; Disclosure.....45
    Section 6.07  Litigation, Claims, etc...................................46
    Section 6.08  Maintenance of Licenses, Permits, etc.....................46
    Section 6.09  Continuation of or Change in Business.....................46
    Section 6.10  Additional Corporate Guarantors...........................46
    Section 6.11  Year 2000.................................................46
    Section 6.12  Further Acts..............................................47

                                  ARTICLE VII
                               NEGATIVE COVENANTS

    Section 7.01  Additional Liens..........................................47
    Section 7.02  Mergers, Consolidations, Acquisitions and Sales of Assets.48
    Section 7.03  Loans and Investments.....................................49
    Section 7.04  Indebtedness..............................................49
    Section 7.05  ERISA.....................................................50
    Section 7.06  Amendment of Articles of Incorporation or By-Laws.........51
    Section 7.07  Margin Regulations........................................51
    Section 7.08  Cancellation of Debt; Prepayment..........................51
    Section 7.09  Environmental Liabilities.................................51
    Section 7.10  Fiscal Year...............................................52
    Section 7.11  Guaranties................................................52
    Section 7.12  Change in Business........................................52
    Section 7.13  Other Negative Pledges....................................52

                                  ARTICLE VIII
                               FINANCIAL COVENANTS

    Section 8.01  Maximum Consolidated Cash Flow Leverage Ratio.............52
    Section 8.02  Minimum Consolidated Net Worth............................53
    Section 8.03  Capital Expenditures......................................53
    Section 8.04  Minimum Fixed Charge Coverage Ratio.......................53

                                   ARTICLE IX
                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

    Section 9.01  Events of Default.........................................53
    Section 9.02  Rights and Remedies.......................................55
    Section 9.03  Application of Proceeds...................................56
    Section 9.04  No Notices................................................56
    Section 9.05  Agreement to Pay Attorneys' Fees and Expenses.............56
    Section 9.06  No Additional Waiver Implied by One Waiver................56
    Section 9.07  Failure to Exercise Rights................................57
    Section 9.08  WAIVER OF JURY TRIAL......................................57
    Section 9.09  Remedies Cumulative.......................................57

                                    ARTICLE X
                                  MISCELLANEOUS

    Section 10.01.Expenses..................................................58
    Section 10.02.Indemnity.................................................58
    Section 10.03.Amendments and Waivers....................................59
    Section 10.04.Independence of Covenants.................................59

    Section 10.05.Notices...................................................59
    Section 10.06 Survival of Warranties and Agreements.....................59
    Section 10.07 Marshaling; Recourse to Security; Payments Set Aside......60
    Section 10.08 Severability..............................................60
    Section 10.09 Governing Law.............................................60
    Section 10.10 Successors and Assigns....................................60
    Section 10.11 CONSENT TO JURISDICTION AND SERVICE OF PROCESS............60
    Section 10.12 Counterparts; Effectiveness; Inconsistencies..............61
    Section 10.13 Construction..............................................61
    Section 10.14 Entire Agreement..........................................61
    Section 10.15 Confidentiality...........................................61

                             EXHIBITS AND SCHEDULES
                             ----------------------

                                    Exhibits
                                    --------

Exhibit "A"                  List of Eurodollar Affiliates
Exhibit "B"                  Form of Notice of Borrowing
Exhibit "C"                  Form of Notice of Conversion/Continuation
Exhibit "D"                  Form of Officer's Certificate
Exhibit "D1"                 Form of Compliance Certificate
Exhibit "E"                  Form of Revolving Credit Loan Note
Exhibit "F"                  Form of Opinion Letter of Borrower's Counsel

                                    Schedules
                                    ---------

Schedule 4.01(v)             Material Pending Actions, Suits, Proceedings,
                             Governmental Investigations or Arbitrations
Schedule 4.01(xii)           Material Environmental Disclosure
Schedule 4.01(xiii)          ERISA
Schedule 4.01(xxi)           Labor Unions/Collective Bargaining Agreements
Schedule 4.01(xxiii)         Material Contracts
Schedule 6.10                List of Corporate Guarantors
Schedule 7.01                Permitted Liens
Schedule 7.04                Existing Debt
Schedule 7.11                List of Contingent Obligations

                         REVOLVING CREDIT LOAN AGREEMENT
                         -------------------------------

     THIS REVOLVING CREDIT LOAN AGREEMENT (hereinafter as it may be from time to time amended, modified, extended, renewed, refinanced and/or supplemented shall be referred to as this "Loan Agreement"), is made this 29th day of January, 1999, by and between

     INTELLIGROUP, INC., a corporation duly organized, existing and in good standing under the laws of the State of New Jersey, having its principal office located at 499 Thornall Street, Edison, New Jersey 08837 (hereinafter referred to as the "Borrower"),

     AND

     PNC BANK, NATIONAL ASSOCIATION, a national banking institution duly organized and validly existing under the laws of the United States of America, having an office located at Two Tower Center Boulevard, East Brunswick, New Jersey 08816 (hereinafter referred to as the "Lender").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Borrower has requested that the Lender make available to the Borrower a senior unsecured revolving credit loan in the aggregate principal amount of up to Thirty Million ($30,000,000.00) Dollars for the general corporate purposes of the Borrower and to finance acquisitions (hereinafter referred to as the "Revolving Credit Facility"); and

     WHEREAS, the Lender has agreed to make the Revolving Credit Facility available to the Borrower, subject to the terms, conditions and provisions hereinafter set forth; and

     NOW, THEREFORE, in consideration of these premises and the mutual representations, covenants and agreements of the Borrower and the Lender, each party, binding itself and its successors and assigns, does hereby promise, covenant and agree as follows:


                                    ARTICLE I
                    DEFINITIONS; RULES OF INTERPRETATION AND
                          CONSTRUCTION; AND ACCOUNTING
                          ----------------------------

     SECTION  1.01  DEFINITIONS.  The  following  terms,  as used  in this  Loan
Agreement, shall have the following meanings, unless the context expressly indicates and requires otherwise:

     "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Rate Loan for any Eurodollar Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next highest 1/16 of 1%) equal to (i) the LIBO Rate for such Eurodollar Interest Period multiplied by (ii) the Statutory Reserve Rate.
                                ---------- --

     "Affiliate" shall mean, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Person specified. For the purposes of the preceding sentence, "controls" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise, and in any case shall include direct or indirect ownership (beneficially or of record) of, or direct or indirect power to vote, ten percent (10%) or more of the outstanding shares of any class of capital stock of such Person (or in the case of a Person that is not a corporation, ten percent (10%) or more of any class of equity interest).

     "Agreement of Guaranty" shall mean any Agreement of Guaranty, in form and substance reasonably acceptable to the Lender and to the Corporate Guarantors, dated the date of execution thereof, executed by the Corporate Guarantors in favor of the Lender, pursuant to which the Corporate Guarantors have agreed to unconditionally guaranty, on a joint and several basis, the full, prompt and
                            -- - ----- --- ------- -----
complete performance of all of the Borrower's duties, covenants and obligations under this Loan Agreement, the Revolving Credit Loan Note and the other Loan Documents. The term "Agreement of Guaranty" shall also be deemed to mean and refer to all amendments, modifications, extensions, renewals, refinancings and/or supplements to said agreement made and/or entered into subsequent to the Closing Date, including, without limitation, all amendments which are consummated  for the  purposes  of adding any new and/or  additional  Persons as
Corporate  Guarantors,  all as  provided  for  in  Section  6.10  of  this  Loan
                                                   -------------
Agreement.

     "Applicable  Index" shall have the meaning set forth in Section 2.03(ii) of
                                                             ----------------
this Loan Agreement.

     "Applicable  Margin" shall have the meaning set forth in Section 2.02(i)(b)
                                                              ------------------
of this Loan Agreement.

     "Authorized Officer" shall mean those officers of the Borrower, whose signatures and incumbency shall have been certified to the Lender pursuant to an Officer's Certificate delivered on the Closing Date or any other form of resolution or certification delivered to and approved by the Lender after the Closing Date.

     "Bankruptcy Code" shall mean shall mean Title 11 of the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as amended from time to time,
                                         -- ---
or any successor statute.

     "Benefit  Plan" shall mean a defined  benefit  plan as defined in Section 3
(35) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or an ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

     "Borrower" shall have the meaning ascribed and assigned to such term as set forth in the preamble of this Loan Agreement.

     "Borrowing" shall mean a borrowing consisting of a Revolving Credit Loan or Revolving Credit Loans made by the Lender to the Borrower on the same day.

     "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a
-----------
legal holiday under the laws of the State of New Jersey, or is a day upon which banking institutions located in New Jersey are required or authorized by law or other Governmental Action to remain closed and (ii) with respect to all notices, determinations, fundings and payments in connection with a Eurodollar Rate Loan, any day which is a Business Day described in clause (i) above, and which is also
                                             ----------
a day for trading by and between banks in the London interbank market.

     "Capital Expenditures" of any Person shall mean, for any period, all expenditures (whether paid in cash or accrued as liabilities during such period) of such Person during such period which would be classified as capital expenditures in accordance with GAAP (including, without limitation, expenditures for maintenance and repair which are capitalized, and Capitalized Leases to the extent an asset is recorded in connection therewith in accordance with GAAP), but excluding capital assets acquired as part of an acquisition.

     "Capitalized Lease" and "Capitalized Leases" shall mean at any time any lease which is, or is required under GAAP to be, capitalized on the balance sheet of the lessee at such time.

     "Capitalized Lease Obligations" of any Person, shall mean all obligations of such Person to pay rent or other amounts under any lease (or similar arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as Capitalized Leases, in accordance with GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

     "CERCLIS" shall mean the Comprehensive Environmental Response, Compensation and Liability Information System List, as the same may be amended from time to time.

     "Change in Control" shall mean (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than twenty-five (25%) percent of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower, nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

     "Claim" or "Claims" shall mean any claim or demand, by any Person, of whatsoever kind or nature for any alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, permit, ordinance or regulation, common law or otherwise.

     "Closing Date" shall mean the date upon which this Loan Agreement is executed by the Lender and the Borrower, and the conditions set forth in Section
                                                                         -------
3.01  of  this  Loan   Agreement  have  been  completed  and  fulfilled  to  the
----
satisfaction of the Lender.

     "Code" means the Internal Revenue Code of 1986, as amended, any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

     "Commitment" shall mean, at any particular time during the term of the Revolving Credit Facility, the principal amount of the Revolving Credit Facility which the Lender has committed to make available to the Borrower, as said principal amount may be permanently reduced by the Borrower pursuant to Section
                                                                         -------
2.01(v) of this Loan  Agreement.  As of the Closing  Date,  the  initial  amount
-------
committed is $30,000,000.00.

     "Consolidated Cash Flow Leverage Ratio" shall mean with respect to the Borrower, the Corporate Guarantors and any Subsidiary, on a consolidated basis, as of any date of determination thereof, the ratio of (i) Consolidated Debt, as of such date of determination to (ii) Consolidated EBITDA for the period of four
(4) consecutive Fiscal Quarters immediately preceding said date of determination taken together as one accounting period, calculated in accordance with GAAP.

     "Consolidated Debt" shall mean, as of any date of determination, with respect to the Borrower, any of the Corporate Guarantors and any Subsidiary, the aggregate sum of the following items as such items appear on a consolidated balance sheet of the Borrower, any of the Corporate Guarantors and any Subsidiary in accordance with GAAP: (i) the unpaid principal balance of all indebtedness or liability for money borrowed or owed by the Borrower, any of the Corporate Guarantors and/or any Subsidiary from time to time (including any renewals, extensions and refinancings thereof), whether or not the indebtedness was heretofore or hereafter created, issued, incurred, assumed or guarantied;
(ii) the unpaid principal balance of all indebtedness or liability for the deferred purchase price of property or services incurred (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices); (iii) all obligations as lessee under leases which have been or should be recorded as Capitalized Lease Obligations; and (iv) all obligations, contingent or otherwise relative to the face amount of all letters of credit issued for the Borrower, Corporate Guarantors or Subsidiaries' account, whether or not drawn.

     "Consolidated EBITDA" shall mean with respect to the Borrower, the Corporate Guarantors and any Subsidiary, as of any date of determination thereof, the amount equal to the sum of (i) Consolidated Net Income for such test period, plus (ii) all gross interest expense on Consolidated Debt of the
              ----
Borrower, the Corporate Guarantors and any Subsidiary, for such test period, plus (iii) all charges against income of the Borrower, the Corporate Guarantors
----
and any Subsidiary for foreign, federal, state and local taxes for such test period, plus (iv) all depreciation expense for such test period,  plus (v) all  amortization  expense for such test
                               ----
period plus (vi)  non-recurring  investment  banking,  legal and accounting fees
       ----
incurred in connection with permitted acquisitions limited to the lesser of (A) $1,000,000.00, and (B) fifteen (15%) percent of operating income for any four quarter measurement period, provided such fees are reported to the Lender at the time the financing statements are provided on a separate schedule with a reconciliation to the applicable expense line items, plus (vii) all other net
                                                        ----
non-cash charges for such test period, after eliminating therefrom any (a) extraordinary items, (b) gains and losses from the sale of assets in connection with any sale/leaseback transaction or arrangement and (c) results of discontinued operations, all as determined in accordance with GAAP.

     "Consolidated Net Income" shall mean with respect to the Borrower, the Corporate Guarantors and any Subsidiary, as of any date of determination thereof, all amounts which, in accordance with GAAP, would be included under net income (after the payment of all federal and state income taxes) on a consolidated income statement of the Borrower, the Corporate Guarantors and any Subsidiary for such test period.

     "Consolidated Net Worth" shall mean as of any date of determination thereof, the total amount of the stockholder's equity of the Borrower, the Corporate Guarantors and any Subsidiary which, in accordance with GAAP, would be included as such on the consolidated balance sheet of the Borrower at such date.

     "Contingent Obligation" shall mean as to any Person any guarantee of payment or performance by such Person of any Debt or other obligation of any other Person, or any agreement to provide financial assurance with respect to the financial condition, or the payment of the obligations of, such other Person (including, without limitation, purchase or repurchase agreements, reimbursement agreements with respect to letters of credit or acceptances, indemnity arrangements, grants of security interests to support the obligations of another Person, keepwell agreement and take-or-pay or through-put arrangements) which has the effect of assuring or holding harmless any third Person against loss with respect to one or more obligations of such third Person, provided, however,
                                                              --------  --------
that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation of any Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made, and (b) the maximum amount for which such contingently liable Person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such contingently liable Person may be liable are not stated or determinable, in which case the amount of such Contingent Obligation shall be such contingently liable Person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

     "Contractual Obligation" shall mean with respect to any Person, any provision of any securities issued by said Person or of any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement or instrument to which said Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting said Person or any of its properties).

     "Corporate Guarantors" shall mean a collective reference to any majority owned domestic and foreign operating subsidiary of the Borrower, whether existing now or in the future, made a Corporate Guarantor pursuant to Section
                                                                         -------
6.10 hereof.  Each of the  Corporate  Guarantors  may  sometimes be  hereinafter
----
referred to individually as a "Corporate Guarantor".

     "Customary Permitted Liens" shall mean

            (i) Liens (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority or claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

            (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other like Liens (other than any Lien imposed under ERISA) imposed by Law, including, without limitation, Liens in favor of any Governmental Authority securing progress payments made under government contracts created in the ordinary course of business and for amounts not yet due or which are being contested in good faith by appropriate proceedings which are sufficient to prevent imminent foreclosure of such Liens, are promptly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provision are being maintained in accordance with GAAP;

            (iii) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits and deposits securing liability to insurance carriers under insurance or self-insurance arrangements or to secure the performance of tenders, bids, leases, contracts, statutory obligations and other similar obligations or arising as a result of progress payments or deposits under government contracts (including foreign government contracts);

            (iv)  easements (including, without limitation,  reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded) affecting the use of real property or impairing the use thereof which are imposed by law or arise in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Person owning such property; and

            (v) extensions, renewals or replacements of any Lien referred to in paragraphs (i) through (iv) above, provided (a) that, in the case of paragraphs (i) through (iii) above, the principal amount of the obligation secured thereby is not increased and (b) that any such extension, renewal or replacement is limited to the property originally encumbered thereby; provided,
                                                                       --------
however,  to the extent that the amount of obligations  of the Borrower  arising
-------
from claims being  contested in good faith  secured by such Liens in  paragraphs
(i) and (ii) above exceeds $25,000.00 in the aggregate, the Borrower shall have set aside full cash reserves in the amount of such obligations.

     "Debt" shall mean with respect to any Person the aggregate sum of the following items as such items appear on a balance sheet of such Person in accordance with GAAP: (i) the unpaid principal balance of all indebtedness or liability for money borrowed or owed by such Person from time to time (including any renewals, extensions and refinancings thereof), whether or not the indebtedness was heretofore or hereafter created, issued, incurred, assumed or guarantied; (ii) the unpaid principal balance of all indebtedness or liability for the deferred purchase price of property or services incurred (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices); (iii) all obligations as lessee under leases which have been or should be recorded as Capitalized Lease Obligations; and (iv) all obligations, contingent or otherwise relative to the face amount of all letters of credit issued for such Person's account, whether or not drawn.

     "Default Rate" shall mean a rate of interest equal to two hundred basis points (2.0%) above the Prime Rate then in effect with respect to any outstanding Revolving Credit Loans.

     "DOL" shall mean the United States Department of Labor and any successor department or agency.

     "Dollar", "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

     "Dollar Equivalent" means, with respect to any amount in Dollars, such amount.

     "Environment" shall mean all air, surface water, water, vapor, groundwater, drinking water supply or land, including land surface or subsurface, and includes all fish, wildlife, biota and all other natural resources.

     "Environmental Approval" and "Environmental Approvals" shall mean any Governmental Action pursuant to or required under any Environmental Law.

     "Environmental Concern Materials" shall mean (i) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollution, contaminate or any related material, raw material, substance, product or by-product of any substance specified in or regulated or otherwise affected by any Environmental Law (including but not limited to any "hazardous substance" as defined in any Environmental Law), (ii) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, (iii) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon gas and urea-formaldehyde and (iv) all other substances or waste of any nature regulated pursuant to any Environmental Law.

     "Environmental Law" and "Environmental Laws" shall mean any Law, whether now existing or subsequently enacted or amended, relating to (i) pollution or protection of the Environment, (ii) exposure of Persons, including but not limited to employees, to Environmental

Concern Materials, (iii) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Environmental Concern Materials or (iv) regulation of the manufacture, generation, use or introduction into commerce of Environmental Concern Materials including their manufacture, formulation, packaging, labeling, distribution, treatment, transportation, handling, storage or disposal. Without limitation, "Environmental Law" shall include (a) any Environmental Approval and the terms and conditions thereof, (b) the following statutes: the Clean Air Act (42 U.S.C. 7401 et seq.); the Comprehensive Environmental Response Compensation and
      --  ---
Liability Act of 1980 (42 U.S.C.  ss.9601 et seq.);  the Federal Water Pollution
                                          -- ---
Control Act (33 U.S.C.  ss.1251 et seq.); the Hazardous Material  Transportation
                                -- ---
Act (49  U.S.C.  ss.1801  et  seq.);  the  Federal  Insecticide,  Fungicide  and
                          --  ---
Rodenticide  Act (7 U.S.C.  ss.  136 et seq.);  the  Resource  Conservation  and
                                     -- ---
Recovery Act of 1976 (42 U.S.C.  ss.6901 et seq.)  (including  the Hazardous and
                                         -- ---
Solid Waste Amendments of 1984), the Toxic Substance Control Act (15 U.S.C. ss. 2601 et seq.); the Federal Occupational Safety & Health Act of 1970 (29 U.S.C.
     -- ---
ss.651 et seq.) (including  ss.3101 of the Omnibus  Reconciliation Act of 1990),
       -- ---
and the regulations promulgated thereunder and all as amended from time to time; and (c) any common law doctrine (including, without limitation, injunctive relief and tort, such as negligence, nuisance, trespass and strict liability) that may impose obligations or liabilities for personal injury or property damage due to, or threatened as a result of, the presence of or exposure to Environmental Concern Materials.

     "Environmental Lien" shall mean a Lien in favor of any Governmental Authority for (i) any liability under any Environmental Laws or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of any Environmental Concern Materials into the Environment.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations promulgated thereunder by the United States Treasury Department, the DOL and/or the PBGC.

     "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Borrower and/or the Corporate Guarantors, is treated as a "single employer" under Section 414(b) and (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a "single employer" under Section 414 of the Code.

     "Eurodollar Affiliate" shall mean with respect to the Lender, the Affiliate of the Lender, if any, set forth on Exhibit "A" attached to this Loan Agreement.
                                    -----------

     "Eurodollar Interest Period" shall mean one or more periods of time during which the Borrower may select, convert to or continue a Eurodollar Rate Loan, such funding period with respect to the Revolving Credit Facility, to be either a one, two, three or six month period(s), subject to availability, all as more fully subject to the provisions of Section 2.06 of this Loan Agreement.
                                   ------------

     "Eurodollar Interest Payment Date" shall mean, with respect to any Eurodollar Rate Loan, the last day of each Eurodollar Interest Period applicable to such Loan; provided, however,
              --------  -------
if an Eurodollar Interest Period exceeds three months, then the Eurodollar Interest Payment Date shall also mean the last day of every third month during said Eurodollar Interest Period.

     "Eurodollar Interest Rate Determination Date" shall mean the date on which the Lender determines the Eurodollar Rate applicable to (i) a Borrowing or (ii) the continuation or conversion of Eurodollar Rate Loans. The Eurodollar Interest Rate Determination Date shall be the second Business Day prior to the first day of the Eurodollar Interest Period applicable to such Borrowing, continuation or conversion.

     "Eurodollar Portion" of any Revolving Credit Loans shall mean at any time the portion, including the whole, of such Revolving Credit Loans bearing interest at any time under the Adjusted LIBO Rate.

     "Eurodollar Rate Loan" or "Eurodollar Rate Loans" shall mean those Revolving Credit Loans outstanding which bear interest at a rate determined by reference to the Adjusted LIBO Rate, as provided for in Sections 2.02(i) and
                                                           -----------------
2.06 of this Loan Agreement.
----

     "Eurodollar Rate Option" shall mean one of the interest rates available to the Borrower as provided for and described in Section 2.02(i)(a) of this Loan
                                               -------------------
Agreement.

     "Eurodollar  Rate Taxes"  shall have the  meaning  ascribed to such term in
Section 2.06(vii)(a) of this Loan Agreement.
--------------------

     "Event of Default" or "Events of Default" shall mean any of the events of default as defined and described in Section 9.01 of this Loan Agreement.
                                    ------------

     "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

     "Federal Funds Effective Rate" for any day shall mean the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York, (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by Federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Loan Agreement; provided, that if such Federal Reserve Bank (or its successor) does
            --------
not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

     "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System or any governmental authority succeeding to its functions.

     "Fiscal Quarter" shall mean the four (4) thirteen (13) week periods of each Fiscal Year which with respect to the First Fiscal Quarter begins on January 1 of each Fiscal Year and with respect to the Fourth Fiscal Quarter ends on December 31 of each Fiscal Year.

     "Fiscal Year" shall mean that period commencing on January 1 and ending on December 31 of the next succeeding year or such other period as the Borrower and/or the Corporate Guarantors may designate and the Lender may approve in writing.

     "Funding Date" shall mean, with respect to any Revolving Credit Loan, the date of the funding of such Revolving Credit Loan by the Lender.

     "Funding Segment" shall mean with respect to a Eurodollar Rate Loan, the entire principal amount of such Eurodollar Portion to which at the time in question there is applicable a particular Eurodollar Interest Period beginning on a particular day and ending on a particular day and all Loans to which a Prime Rate Option applies shall constitute one Funding Segment. (By definition, each such Eurodollar Portion is at all times composed of an integral number of discreteFunding Segments and the sum of the principal amounts of all Funding Segments of any such Eurodollar Portion at any time equals the principal amount of such Eurodollar Portion at such time.)

     "GAAP" shall mean generally accepted accounting principles, consistently applied, in the United States of America, as in effect from time to time, as developed, modified and set forth in the opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public
Accountants and the Financial Accounting Standards Board, or in such other statements by such other Person as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination, subject to the terms of Section 1.03 of this Loan
                                                      -------------
Agreement.

     "Governmental Action" or "Governmental Approvals" shall mean any approval, order, consent, authorization, certificate, license, permit or validation of, or exemption or other action by, or filing, recording or registration with or notice to, any Governmental Authority.

     "Governmental Authority" shall mean the government of the United States of America, any other nation or any political subdivision thereof, or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

     "Indemnified Party" and "Indemnified Parties" shall mean the Lender and the directors, officers, trustees, employees, agents and controlling shareholders of the Lender.

     "Independent Certified Public Accountant" shall mean any independent certified public accounting firm selected by the Borrower which accounting firm is satisfactory to the Lender.

     "IRS" shall mean the Internal Revenue Service and any Person succeeding to the functions thereof.

     "Law" shall mean any law (including common law), constitution, statute, treaty, convention, regulation, rule, ordinance, code, order, injunction, writ, decree or award of any Governmental Authority.

     "Lender" shall have the meaning ascribed and assigned to such term as set forth in the preamble of this Loan Agreement.

     "Letter of Credit" shall mean all letters of credit issued by Lender or any affiliate of Lender at the request of and for the account of the Borrower.

     "Letter of Credit Obligations" shall mean, at any time, the sum of (i) Reimbursement Obligations at such time for the Letter of Credit plus (ii) the
                                                                   ----
dollar amount of the maximum amount then available for drawing under the Letter of Credit.

     "Liabilities and Costs" shall mean all liabilities, obligations, responsibilities, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, attorneys', experts' and consulting fees and costs of investigation and feasibility studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

     "LIBO Rate" shall mean, with respect to any Eurodollar Rate Loan for any Eurodollar Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Lender from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 A.M., London time, two (2) Business Days prior to the commencement of such Eurodollar Interest Period, as the rate for dollar deposits with a maturity comparable to such Eurodollar Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate"
                                                                      ---------
with respect to such Eurodollar Rate Loan for such Eurodollar Interest Period shall be the rate rounded upwards, if necessary, to the next highest 1/16 of 1% at which dollar deposits of $5,000,000.00 and for a maturity comparable to such Eurodollar Interest Period are offered by major banks in immediately available funds in the London interbank market at approximately 11:00 A.M., London time, two (2) Business Days prior to the commencement of such Eurodollar Interest Period.

     "Lien" and "Liens" shall mean with respect to any asset, any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or preference, priority, security interest or other security agreement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any Capitalized Lease Obligation involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

     "Loan  Account"  shall have the  meaning  ascribed  to such term in Section
                                                                         -------
2.05(iv) hereof.
--------

     "Loan Agreement" shall have the meaning ascribed and assigned to such term as set forth in the preamble of this Loan Agreement.

     "Loan Documents" shall mean any and all agreements, documents, certificates and instruments executed by the Borrower, any of the Corporate Guarantors and/or any other Person and delivered by them to the Lender pursuant to and in connection with the Revolving Credit Facility, including, without limitation, this Loan Agreement, the Revolving Credit Loan Note, the Pledge Agreements and the Agreement of Guaranty, in each case as amended, modified, extended, restated, refinanced and/or supplemented from time to time in accordance with the provisions hereof or thereof.

     "Majority Owned Subsidiary" shall mean any Subsidiary of the Borrower or any of the Corporate Guarantors in which more than fifty percent (50%) of the voting capital stock of said Subsidiary is owned, legally or beneficially, by the Borrower or any such Corporate Guarantors.

     "Margin Stock" shall have the meaning ascribed and assigned to such term in Regulation U.

     "Material Adverse Effect" shall mean a material adverse effect upon (i) the business, assets, financial condition, financial performance, prospects, properties or operations of the Borrower, the Corporate Guarantors, any Subsidiary and/or any Affiliate taken as a whole, (ii) the ability of the Borrower and/or any of the Corporate Guarantors to perform their respective obligations and duties under the Loan Documents or (iii) the rights of or benefits available to the Lender under the Loan Documents.

     "Multiemployer Plan" shall mean an employee benefit plan defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by the Borrower, the Corporate Guarantors or an ERISA Affiliate.

     "Notice of Borrowing" shall mean, with respect to a proposed Borrowing pursuant to Section 2.01(ii) hereof, a notice substantially in the form of
             -----------------
Exhibit "B" attached hereto and made a part thereof.
-----------

     "Notice of Conversion/Continuation" shall mean, with respect to a proposed conversion or continuation of a Revolving Credit Loan pursuant to Section
                                                                         -------
2.02(iii) hereof, a notice in the form of Exhibit "C" attached hereto and made a
---------                                 -----------
part hereof.

     "Obligations" shall mean all present and future Debt and other liabilities of the Borrower and/or the Corporate Guarantors due and owing to the Lender, or any Person entitled to indemnification pursuant to Section 10.02 hereof, or any
                                                    -------------
of their respective successors, transferees or assigns, of every type and description, whether or not evidenced by any note, guaranty or other instrument, arising under or in connection with this Loan Agreement or any other Loan Document, whether or not for the payment of money, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to the Borrower and/or the Corporate Guarantors under this Loan Agreement or any other Loan Document.

     "Officer's Certificate" shall mean a certificate for the Borrower executed by any of the

Authorized  Officers  of  the  Borrower,   including,  without  limitation,  the
president, any vice-president or the chief financial officer, in the form of Exhibit "D" attached hereto and made a part hereof.
-----------

     "Operating Lease" shall mean, as applied to any Person, any lease of any property (whether real, personal or any combination thereof) by that Person as lessee which is not a Capitalized Lease.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any Person succeeding to any or all of its functions and duties under ERISA.

     "Permits" shall mean any permit, approval, authorization, franchises, license, variance, or permission required from a Governmental Authority under any applicable Requirement of Law.

     "Person" or "Persons" shall mean any natural person, employee, general or limited partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, company, trust, bank or other organization, whether or not a legal entity or any other non-governmental entity, or any Governmental Authority.

     "Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA (other than a Multiemployer Plan) of which the Borrower, the Corporate Guarantors or any ERISA Affiliate are, or within the preceding five years were, an "employer" as that term is defined in Section 3(5) of ERISA.

     "Potential Event of Default" shall mean an event, condition or situation which with the giving of any required notice and/or the passage of any required grace or cure periods, or any combination of the foregoing, would constitute an Event of Default.

     "Prime Rate" or "Prime Lending Rate" shall mean for any day, a rate per annum equal to the greater of (i) a fluctuating interest rate publicly announced from time to time by the Lender as its prime rate in effect at its principal office, which rate may not necessarily be the rate actually charged by the Lender to its most creditworthy customers, and (ii) the Federal Funds Effective Rate plus fifty basis points (.50%).

     "Prime Rate Loan" or "Prime Rate Loans" shall mean all Revolving Credit Loans outstanding which bear interest at a rate determined by reference to the Prime Rate.

     "Prime Rate Option" shall mean the interest rate available to the Borrower as provided for and described in Section 2.02(i)(a) of this Loan Agreement.
                                 ------------------

     "Property" shall mean any real or personal property, plant, building, facility, structure, underground storage tank, equipment or unit, or other asset owned, leased or operated by the Borrower, the Corporate Guarantors, any of their Subsidiaries and/or Affiliates.

     "Rating Matrix" shall mean the following matrix upon which (i) interest rates described in Section 2.02 hereof and (ii) certain fees described in
                     -------------
Section 2.03 hereof are determined on the basis of the  Borrower's  Consolidated
------------
Cash Flow Leverage Ratio:

                     (All Amounts Expressed in Basis Points)

      Consolidated Cash Flow       Applicable     Applicable
      Leverage Ratio               Index          Margin*
---------------------------------------------------------
I     less than 1.00 to 1          25.0            50.0

II    less than 1.50 to 1 but
      greater than or equal
      to 1.00 to 1                 25.0            75.0

III   less than 2.00 to 1 but
      greater than or equal
      to 1.50 to 1                 25.0           100.00

IV    less than or equal to
      2.50 to 1 but greater
      than 2.00 to 1               25.0           125.00

* Any adjustment to the Eurodollar Rate Option as a result of a change to the Consolidated Cash Flow Leverage Ratio shall not take effect until the first day of the subsequent Fiscal Quarter following the receipt of the calculation of the Consolidated Cash Flow Leverage Ratio from the Borrower.

     "RCRA" shall mean the  Resource  Conservation  and Recovery  Act, 42 U.S.C.
ss.6901  et  seq.  and  any  successor  statute,  and  regulations   promulgated
         --  ---
thereunder.

     "Regulation D" shall mean Regulation D of the Federal Reserve Board, or any successor statute or regulation thereto, as in effect from time to time.

     "Regulation T" shall mean Regulation T of the Federal Reserve Board, or any successor statute or regulation thereto, as in effect from time to time.

     "Regulation U" shall mean Regulation U of the Federal Reserve Board, or any successor statute or regulation thereto, as in effect from time to time.

     "Regulation X" shall mean Regulation X of the Federal Reserve Board, or any successor statute or regulation thereto, as in effect from time to time.

     "Reimbursement Obligations" shall mean the dollar amount of any and all unpaid reimbursement or repayment obligations of the Borrower owed to the Lender pursuant to this Loan Agreement for amounts drawn under the Letter of Credit.

     "Release" shall mean release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor Environment or into or out of any Property, including the movement of Environmental Concern Materials through or in the air, soil, surface water, groundwater or Property.

     "Remedial Action" shall mean actions required to (i) clean up, remove, treat or in any other way address Environmental Concern Materials in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Environmental Concern Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

     "Reportable Event" shall have the meaning ascribed to, such term in Section 4043 of ERISA or regulations promulgated thereunder.

     "Requirements of Law" shall mean, as to any Person, the charter and by-laws or other organization or governing documents of such Person, and any law, rule or regulation, Permit, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, the Securities Act, the Securities Exchange Act, Regulations U and X, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or occupational safety or health law, rule or regulation.

     "Revolving Credit Facility" shall have the meaning ascribed and assigned to such term as set forth in the first recital of this Loan Agreement.

     "Revolving Credit Loan" and "Revolving Credit Loans" shall have the meaning ascribed and assigned to such term in Section 2.01(i) of this Loan Agreement.
                                      ---------------

     "Revolving  Credit Loan Note" shall mean that certain Revolving Credit Loan
Note in  substantially  the form  attached  hereto as  Exhibit  "E" with  blanks
                                                       ------------
appropriately filled, such note payable to the order of the Lender in a face amount equal to the Revolving Credit Facility.

     "Revolving Credit Termination Date" shall mean the earlier of (i) January 29, 2002, (ii) the date of termination of the Revolving Credit Facility by the Lender pursuant to Section 9.02 of this Loan Agreement or (iii) the date the
                    -------------
Revolving Credit Facility is fully repaid and terminated by the Borrower.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.

     "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended to the date hereof from time to time hereafter, and any successor statute.

     "Shareholder" shall mean any shareholder of the Borrower, the Corporate Guarantors or any Subsidiary or Affiliate of the Borrower or the Corporate Guarantors.

     "Single Employer Plan" shall mean any Plan which is not a Multiemployer Plan under Title IV of ERISA.

     "Statutory Reserve Rate" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any
           -----
marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Lender is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Stock Pledge Agreement" shall mean the stock pledge agreements delivered by Borrower to Lender contemporaneously herewith.

     "Structuring Fee" shall mean that certain structuring fee in the amount of $40,000.00 paid by the Borrower to the Lender as of the Closing Date ($15,000.00 of which was paid by the Borrower prior to the date hereof).

     "Subsidiary" or "Subsidiaries" shall mean with respect to any Person at any date of retention (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect a majority of directors is at the time, directly or indirectly, owned by said Person, (ii) any other Person (other than a corporation) in which the said Person, directly or indirectly, at the date of determination thereof has at least majority ownership interest and/or (iii) any entity whose net earnings (losses) or portions thereof would be properly included and consolidated with the net earnings of said Person; provided, however, that the term Subsidiary shall not include any entity that is
--------  -------
not reflected on the balance sheet of said Person due to inactivity and lack of material assets and liabilities.

     "Taxes" shall have the meaning ascribed and assigned to such term as set forth in Section 2.09 of the Loan Agreement.
         ------------

     "Termination Event" shall mean (i) any Reportable Event with respect to any Benefit Plan described in Section 4043 of ERISA and the regulations issued thereunder for which the notice requirements have not been waived by the PBGC,
(ii) the withdrawal of the Borrower, the Corporate Guarantors or an ERISA Affiliate from a Benefit Plan during a plan year in which it was a "substantial employer" as defined in Section 4001 (a)(2) of ERISA, (iii) the occurrence of an obligation arising under Section 4041 of ERISA of either the Borrower, the Corporate

Guarantors or an ERISA Affiliate to provide affected parties with a written notice of an intent to terminate a Benefit Plan in a distress termination described in Section 4041 (c) of ERISA, (iv) the institution by the PBGC of proceedings to terminate any Benefit Plan, (v) any event or condition which constitutes grounds under Section 4042 of ERISA for the appointment of a trustee to administer a Benefit Plan, or (vi) the partial or complete withdrawal of the Borrower, the Corporate Guarantors or any ERISA Affiliate from a Multiemployer Plan.

     "Uniform   Customs"  shall  mean  the  Uniform  Customs  and  Practice  for
Documentary  Credits  (1993  Revisions),   International   Chamber  of  Commerce
Publication No. 500, as the same may be amended from time to time.

     "Year 2000 Problem" shall mean the risk that computer applications used by or for the benefit of the Borrower or any Subsidiary may be unable to recognize or perform properly certain date sensitive functions involving certain dates prior to and any date after December 31, 1999.

     SECTION 1.02 RULES OF INTERPRETATION AND CONSTRUCTION. In this Loan Agreement unless the context otherwise clearly requires:

          (i) Words importing persons mean and include firms, associations, partnerships (including limited partnerships), societies, trusts, corporations, limited liability companies or other legal entities, including public or governmental bodies, as well as natural persons; and

          (ii) If any clause, provision or section of this Loan Agreement shall bedetermined to be apparently contrary to or conflicting with any other clause, provision or section of this Loan Agreement, then the clause, provision or section containing the more specific provisions shall control and govern with respect to such apparent conflict.

     SECTION 1.03  ACCOUNTING PRINCIPLES.

          (i) Except as otherwise provided in this Loan Agreement all computations and determinations as to accounting or financial matters shall be made, and all financial statements to be delivered pursuant to this Loan Agreement shall be prepared, in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such term by GAAP, as established from time to time.

          (ii)   Notwithstanding  the provisions of  Section 1.03(i) above,  the
                                                     ---------------
Borrower and the Lender hereby covenant and agree that for purposes of calculating the financial covenants of the Borrower set forth in Article VIII of
                                                                 ------------
this Loan Agreement, the covenants shall be tested applying GAAP in effect from time to time. The Borrower shall furnish the Lender with the necessary financial information and calculations prepared by the Borrower required in order to ascertain and determine compliance or non-compliance with the financial covenants set forth in Article VIII of this Loan Agreement.
                       ------------

          (iii)  All expenses of compliance with this Section 1.03 shall be paid
                                                      ------------
for by the

Borrower.


                                   ARTICLE II
               AMOUNT AND TERMS FOR THE REVOLVING CREDIT FACILITY
               --------------------------------------------------

     SECTION 2.01 REVOLVING CREDIT FACILITY.

          (i) Availability. (a) Subject to the terms and conditions set forth in this Loan Agreement and provided no Event of Default shall have occurred and be continuing, the Lender hereby agrees to make available to the Borrower from time to time during the period from the Closing Date to the Business Day next preceding the Revolving Credit Termination Date, revolving credit loans (hereinafter each individually referred to as a "Revolving Credit Loan" and collectively referred to as the "Revolving Credit Loans") in amounts which shall not exceed, in the aggregate for all Revolving Credit Loans at any time outstanding, the Commitment. The Revolving Credit Loans shall be evidenced by the Revolving Credit Loan Note. The Lender is hereby authorized to record the date and amount of each Revolving Credit Loan made by the Lender and the date and amount of each payment or prepayment of principal thereof made by the Borrower on the schedule annexed to and constituting a part of the Revolving Credit Loan Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. If the outstanding amount of the Revolving Credit Loans shall exceed the amount of the Revolving Credit Facility at any time, such excess shall be immediately due and payable to the Lender.

                 (b) Revolving Credit Loans may be voluntarily prepaid pursuant to Section 2.04 hereof and, subject to the provisions of this Loan Agreement,
   ------------
any amounts so prepaid may be reborrowed,  up to the amount available under this
Section  2.01(i)  at the time of such  Borrowing,  until the  Business  Day next
----------------
preceding the Revolving Credit Termination Date. The Lender's commitment to make Revolving Credit Loans shall expire, and each Revolving Credit Loan then outstanding shall be repaid in full by the Borrower, no later than the Revolving Credit Termination Date.

          (ii) Notice of Borrowing. Whenever the Borrower desires to borrow under this Section 2.01, the Borrower shall deliver to the Lender a Notice of
           -------------
Borrowing no later than 11:00 A.M. (New York,  New York time) (a) at least three
(3) Business Days in advance of the proposed Funding Date in the case of a Borrowing as a Eurodollar Rate Loan and (b) on the proposed Funding Date in the case of a Borrowing as a Prime Rate Loan (provided such Notice of Borrowing is received by the Lender before 10:00 A.M.). The Notice of Borrowing shall specify
(1) the Funding Date (which shall be a Business Day) in respect of the Revolving Credit Loan, (2) the amount of the proposed Borrowing which shall not be less than $500,000.00, (3) the intended use of the proceeds of such Borrowing, (4) the applicable interest rate option as described in Section 2.02(i) of this Loan
                                                    ---------------
Agreement and, if applicable, (5) the Eurodollar Interest Period. In lieu of delivering the above-described Notice of Borrowing, the Borrower may give the Lender telephonic notice of any proposed Borrowing by the time required under this Section 2.01(ii); provided, however, that such notice shall be confirmed in
     ----------------  --------  -------
writing by delivery to the Lender promptly (but in no event later than the Funding Date of the requested Revolving Credit

Loan) of a Notice of Borrowing. Any Notice of Borrowing (or telephonic notice in
lieu  thereof)   pursuant  to  this  Section   2.01(ii)  shall  be  irrevocable.
                                     ------------------

          (iii) Making of Revolving Credit Loans. The Lender shall make the proceeds of such Revolving Credit Loan available to the Borrower in Edison, New Jersey on such Funding Date by 12:00 NOON (New York, New York time) and shall disburse such funds in Dollars and in immediately available funds to an account of the Borrower maintained with the Lender and thereafter to any substitute account, designated in writing by the Borrower in the Notice of Borrowing.

          (iv) Use of Proceeds of Revolving Credit Loans. The proceeds of the Revolving Credit Loans shall be used by the Borrower for financing acquisitions and general corporate purposes. The proceeds of the Revolving Credit Loans shall not be used for the issuance of any letters of credit or for the creation of any bankers acceptances.

          (v)    Reduction  of  Revolving  Credit  Facility;   Revolving  Credit
Termination Date.

                 (a) The Borrower shall have the right, at any time and from time to time, to terminate in whole or permanently reduce in part, the Revolving Credit Facility in an amount up to the amount of the Commitment minus the
                                                                       -----
aggregate principal amount of the Revolving Credit Loans then outstanding. Any such prepayment may be made by the Borrower without premium or fee, except as
                                                                       ------
provided  for in  Section  2.04 of  this  Loan  Agreement  with  respect  to the
                  -------------
prepayment of a Eurodollar Rate Loan. The Borrower shall give not less than two Business Days' prior express written notice to the Lender designating the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction. Such termination or partial permanent reduction of the Revolving Credit Facility shall be effective on the date specified in the Borrower's notice. Any such partial permanent reduction of the Revolving Credit Facility shall be in an aggregate minimum principal amount of $500,000.00 and integral multiples of $500,000.00 in excess of that amount.

                 (b) The Revolving Credit Facility shall expire without further action on the part of the Lender, and all then outstanding Revolving Credit Loans shall be paid in full on the Revolving Credit Termination Date.

     SECTION 2.02 INTEREST ON THE REVOLVING CREDIT LOANS.

          (i) Rates of Interest. (a) All Revolving Credit Loans shall bear interest computed daily on the outstanding principal balance thereof from the Funding Date until repaid in full at one or more of the interest rate options selected by the Borrower from between the two (2) interest rate options set forth below. Subject to the provisions of this Loan Agreement, the Borrower may select different options to apply simultaneously to different portions of the Revolving Credit Loans and may select different Funding Segments to apply simultaneously to different parts of the Eurodollar Rate Portion or Prime Rate Portion of the Revolving Credit Loans. Each selection of a rate option shall apply separately and without overlap to the Revolving Credit Loans as a class. The aggregate number of Funding Segments applicable to the

Eurodollar Rate Portion and Prime Rate Portion of the Revolving Credit Loans at any time shall not exceed five (5).

          Interest Rate Options for Revolving Credit Loans:

                 (1) Prime Rate Option: A fluctuating rate per annum for eac day equal to the Prime Rate of the Lender, in effect from time to time; or

                 (2) Eurodollar Rate Option. A fixed rate per annum for each day during a Eurodollar Interest Period equal to the Adjusted LIBO Rate plus the Applicable Margin for such day. The Lender shall give prompt
      ----
      notice to the Borrower of the Adjusted LIBO Rate determined or adjusted in accordance with the provisions hereof, which determination or adjustment shall be conclusive (absent manifest error) if made in good faith.

                 (b) The Applicable Margin for Eurodollar Rate Loans with respect to the Revolving Credit Facility for any day shall be the applicable amount (expressed in basis points) set forth in the Rating Matrix (hereinafter referred to as the "Applicable Margin").

                 (c) Notwithstanding subsections (a) and (b) above, interest in respect of any Revolving Credit Loan shall not exceed the maximum rate permitted by applicable Law.

          (ii)   Interest Payments. Subject to Section 2.02(iv) hereof, interest
                                               ----------------
accrued on all Prime Rate Loans shall be payable by the Borrower in arrears (a) on the last day of each quarter during the term of this Loan Agreement, commencing on the last day of the first quarter next following the making of each such Prime Rate Loan and (b) at maturity. Interest accrued on each Eurodollar Rate Loan shall be payable by the Borrower in arrears (1) on each Eurodollar Interest Payment Date applicable to that Loan, (2) upon prepayment thereof in full or in part and (3) at maturity.

          (iii)  Conversion or  Continuation.  (a) Subject to the  provisions of
Section  2.06 hereof,  the Borrower  shall have the option (1) to convert at any
-------------
time all or any part of outstanding Revolving Credit Loans which comprise part of the same Borrowing and which, in the aggregate, equal $500,000.00 or an integral multiple of $500,000.00 in excess of that amount from Prime Rate Loans to Eurodollar Rate Loans; (2) only in connection with the provisions of Section
                               -------------------------------------------------
2.06(v),  to convert all or any part of outstanding  Revolving Credit Loans from
-------
Eurodollar Rate Loans to Prime Rate Loans or (3) upon the expiration of any Eurodollar Interest Period applicable to a Borrowing of Eurodollar Rate Loans, to continue all or any portion of such Revolving Credit Loans equal to $500,000.00 or an integral multiple of $500,000.00 in excess of that amount as Eurodollar Rate Loans of the same type, and the succeeding Eurodollar Interest Period of such continued Revolving Credit Loans shall commence on the expiration date of the Eurodollar Interest Period applicable thereto; provided, however,
                                                             --------   -------
that no outstanding Revolving Credit Loan may be continued as, or be converted into, a Eurodollar Rate Loan when any Event of Default or Potential Event of Default has occurred and is continuing.

                 (b) In the event the Borrower shall elect to convert or continue a

Revolving  Credit Loan under this Section 2.02 (iii), the Borrower shall deliver
                                  ------------------
a Notice of Conversion/Continuation to the Lender no later than 11:00 A.M. (New York, New York time) at least three (3) Business Days in advance of the proposed conversion/continuation date in the case of a conversion to or a continuation of a Eurodollar Rate Loan. A Notice of Conversion/Continuation shall specify (1) the proposed conversion/continuation date (which shall be a Business Day), (2) the amount of the Revolving Credit Loan to be converted/continued, (3) the nature of the proposed conversion/continuation, and (4) in the case of a conversion to, or continuation of, a Eurodollar Rate Loan, the requested Eurodollar Interest Period. In lieu of delivering the above-described Notice of Conversion/Continuation, the Borrower may give the Lender telephonic notice of any proposed conversion/continuation by the time required under this Section
                                                                         -------
2.02(iii);  provided, however, that such notice shall be confirmed in writing by
---------   --------  -------
delivery to the Lender promptly (but in no event later than the proposed conversion/continuation date) of a Notice of Conversion/Continuation.

                 (c) Any Notice of Conversion/Continuation for conversion to, or continuation of, a Revolving Credit Loan (or telephonic notice in lieu thereof) shall be irrevocable and the Borrower shall be bound to convert or continue in accordance therewith.

          (iv) Default Interest. Notwithstanding the rate of interest specified in Section 2.02(i) hereof and the payment dates specified in Section
             ----------------                                            -------
2.02(ii)  hereof,  effective  immediately  upon the  occurrence  of any Event of
--------
Default under Section 9.01 of this Loan Agreement and for as long  thereafter as
              ------------
any such Event of Default shall be continuing, the principal balance of all Revolving Credit Loans then outstanding and, to the extent permitted by applicable Law, any interest payments on the Revolving Credit Loans not paid when due, shall bear interest payable upon demand at the Default Rate.

          (v) Computation of Interest. Interest on (i) Eurodollar Rate Loans shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days, and (ii) Prime Rate Loans shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 365/366 days. In computing interest on any Revolving Credit Loan, the date of the making of the Revolving Credit Loan or the first day of a Eurodollar Interest Period, as the case may be, shall be included and the date of payment or the expiration date of a Eurodollar Interest Period, as the case may be, shall be excluded; provided,
                                                                       --------
however,  that if a Revolving  Credit Loan is repaid on the same day on which it
-------
is made, one day's interest shall be paid on that Revolving Credit Loan.

          (vi)   Changes;  Legal  Restrictions.   Except as  provided in Section
                                                                         -------
2.06(iv) hereof with respect to certain  determinations  on Eurodollar  Interest
--------
Rate Determination Dates, in the event that after the date hereof (a) the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a court or Governmental Authority or any change in the interpretation or application thereof by a court or Governmental Authority, or
(b) compliance by the Lender with any request or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) from any central bank or other Governmental Authority or quasi-governmental authority:

                 (1) does or may impose, modify, or hold applicable, in the determination of a Lender, any reserve, special deposit, compulsory loan, FDIC insurance, capital allocation or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, commitments made, or other credit extended by, or any other acquisition of funds by, the Lender or any applicable lending office or Eurodollar Affiliate of the Lender (except, with respect to a Eurodollar Rate Loan, to the extent that the Statutory Reserve Rate requirements are reflected in the definition of "Adjusted LIBO Rate"); or

                 (2) does or is reasonably likely to impose on the Lender any other condition materially more burdensome in nature, extent or consequence than those in existence as of the Closing Date;

and the result of any of the foregoing is to increase the cost to the Lender of making, renewing or maintaining the Revolving Credit Loans, then, in any such
                                                               ----
case, the Borrower shall promptly pay to the Lender, upon demand, such amount or amounts (based upon an allocation thereof by the Lender to the financing transactions contemplated by this Loan Agreement and effected by this Section
                                                                         -------
2.02(vi)) as may be necessary to compensate  the Lender for any such  additional
---------
cost  incurred  or reduced  amount  received.  The Lender  shall  deliver to the
Borrower a written statement of the costs or reductions claimed and the basis therefore, and the allocation made by the Lender of such costs and reductions shall be conclusive, absent manifest error, if made in good faith. If the Lender subsequently recovers any amount previously paid by the Borrower pursuant to this Section 2.02(vi), the Lender shall, within thirty (30) days after receipt
     ----------------
of such refund and to the extent permitted by applicable Law, pay to the Borrower the amount of any such recovery.

     SECTION 2.03 FEES.

          (i) Structuring Fee. The Borrower shall have paid to the Lender the Structuring Fee, in full, as of the Closing Date.

          (ii) Facility Fee. The Borrower shall pay to the Lender a facility fee from and after the Closing Date until the Obligations are paid in full and the Revolving Credit Facility is terminated, equal to the Applicable Index multiplied by the unused portion of the Commitment. The facility fee payable
----------  --
under this Section 2.03(ii) shall be calculated and payable quarterly in arrears
           ----------------
on the last Business Day in each Fiscal Quarter beginning after the Closing Date. For the purposes of this Section 2.03(ii), the "Applicable Index" with
                               ----------------
respect to the Revolving Credit Facility shall be the applicable amount (expressed in basis points) set forth in the Rating Matrix (hereinafter referred to as the "Applicable Index").

          (iii) Late Charge Fee. In the event that any payment, including, without limitation, interest or principal, required to be made by the Borrower under the Revolving Credit Loan Note or under this Loan Agreement shall not be received by the Lender within ten (10) days of when due, the Lender may charge, and if so charged, the Borrower shall pay, to the extent permitted by law, a late charge of ($0.05) for each dollar ($1.00) of each delinquent payment for the purpose of defraying the expense incident to the handling of such delinquent payment, which late charge shall not exceed $1,500.00 per occurrence.

          (iv) Letter of Credit Fee. The Borrower shall pay Lender the usual and customary fees charged by Lender's International Department for letters of credit.

          (v)    Payment  of  Fees.  The fees  described  in this  Section  2.03
                                                                   -------------
represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit, and the obligation of the Borrower to pay each fee described herein shall be in addition to, and not in lieu of, the obligation of the Borrower to pay interest, other fees and expenses otherwise described in this Loan Agreement. Fees shall be payable when due at the office of the Lender in East Brunswick, New Jersey in immediately available funds. All fees shall be non-refundable when paid. All fees and expenses specified or referred to in this Loan Agreement due and owing to the Lender, including, without limitation, those referred to in this Section 2.03
                                                                    ------------
and in Section 10.01 hereof,  shall bear interest,  if not paid when due, at the
       -------------
Default Rate (but not to exceed the maximum rate permitted by applicable Law), and shall constitute Obligations. All fees described in this Section 2.03 which
                                                              ------------
are expressed as a per annum charge shall be calculated on the basis of the actual number of days elapsed in a 360-day year.

     SECTION 2.04 VOLUNTARY PREPAYMENTS.

          (i) Eurodollar Rate Loans. The Borrower may, at any time and from time to time, upon the giving of at least two (2) Business Days' prior express written notice to the Lender, voluntarily prepay any Eurodollar Rate Loan in whole or in part, in an aggregate minimum amount of $500,000.00 and in integral multiples of $500,000.00, subject to the following: (a) any principal prepayment of a Eurodollar Rate Loan shall be accompanied by the payment of all unpaid accrued interest due and owing on said Eurodollar Rate Loan and (b) the Borrower shall pay to the Lender all amounts described in Section 2.06(vi) of this Loan
                                                  -----------------
Agreement.

          (ii) Prime Rate Loans. The Borrower may, at any time and from time to time, upon the giving of at least one (1) Business Day's prior express written notice to the Lender, voluntarily prepay any Prime Rate Loan in whole or in part, without premium or fee; provided, however, any principal prepayment of
                                 --------   -------
a Prime Rate Loan shall be accompanied by the payment of all unpaid accrued interest due and owing on said Prime Rate Loan.

          (iii)  Prepayments  in Full.   Notwithstanding  any  provision of this
Section 2.04 to the contrary, in the event that any prepayments of any Revolving
------------
Credit Loans are made in connection with the termination of this Loan Agreement, such prepayments shall be made only upon five (5) Business Days' prior express written notice to the Lender.

     SECTION 2.05 PAYMENTS.

          (i) Manner and Time of Payment. All payments of principal, interest and fees hereunder payable to the Lender, including, without limitation, all payments in connection with Revolving Credit Loans, shall be made without condition or reservation or right, in Dollars and in immediately available funds, delivered to the Lender not later than 12:00 NOON (New York, New York time) on the date due, to such account of the Lender in East Brunswick, New Jersey, as the Lender may designate. Funds received by the Lender after that time and date shall be deemed to have been paid on the next succeeding Business Day. The Lender shall send a monthly and/or quarterly invoice, as applicable, to the Borrower reflecting the accrued interest due and owing and all fees due and owing hereunder. The Borrower hereby agrees that on the Business Day that any payment of principal, interest and fees are due, the Lender shall automatically charge a demand deposit account of the Borrower, which account shall be maintained with the Lender at all times throughout the term of the Revolving Credit Facility. The Borrower's authorization of the Lender to charge such account having sufficient funds on deposit shall constitute payment of the amount so authorized notwithstanding the Lender's failure to charge said account. Any failure or delay by the Lender in submitting invoices for interest and fee payments shall not discharge or relieve the Borrower of the obligation to make such payments into the demand deposit account.

          (ii) Apportionment of Payments. So long as there does not exist an Event of Default, all payments of principal and interest in respect of outstanding Revolving Credit Loans, all payments of the fees described herein and all payments in respect of any other Obligation shall be allocated by the Lender as it may be entitled thereto as provided herein. After the occurrence and during the continuance of an Event of Default, the Lender shall, after providing notice to the Borrower that payments and proceeds shall be so applied, apply all payments remitted to the Lender and all amounts received by the Lender, subject to the provisions of this Loan Agreement, (a) first, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due and owing to the Lender from the Borrower; (b) second, to pay interest due in respect of Revolving Credit Loans; (c) third, to pay or prepay principal of Revolving Credit Loans and (d) fourth, to the ratable payment of all other Obligations.

          (iii) Payments on Non-Business Days. Whenever any payment to be made by the Borrower hereunder shall be stated to be due on a day which is not a Business Day, payments shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder and of any of the fees specified in Section 2.03 hereof, as
                                                        ------------
the case may be.

          (iv) Lender's Accounting. The Lender shall maintain a loan account (hereinafter referred to as the "Loan Account") on its books in which shall be recorded (a) the principal amount of Revolving Credit Loans owing to the Lender from time to time; (b) all other appropriate debits and credits as provided in this Loan Agreement, including, without limitation, all interest, fees, expenses, charges and other Obligations; and (c) all payments of Obligations made by the Borrower or for the Borrower's account. All entries in the Loan Account shall be made in accordance with the Lender's customary accounting practices as in effect from time to time. The Lender will render a statement of the Loan Account upon the request of the Borrower. Each and every such statement shall be deemed final, binding and conclusive upon the Borrower in all respects as to all matters reflected therein (absent manifest error), unless the Borrower, within ten (10) days after the date such statement is rendered, delivers to the Lender written notice of any objection which the Borrower may have to any such statement. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by the Borrower. Notwithstanding the foregoing, the Lender's entries in the Loan Account evidencing Revolving Credit Loans and other financial accommodations made from time to time shall be final, binding and conclusive upon the Borrower (absent manifest error) as to the existence and amount of the

Obligations recorded in the Loan Account. The Lender, in its discretion, may charge any or all interest, fees and expenses incurred by the Borrower hereunder to the Loan Account.

     SECTION 2.06 SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS. Notwithstanding other provisions of this Loan Agreement to the contrary, if any, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters described below:

          (i)    Amount of  Eurodollar  Rate Loans.   Each Eurodollar Rate  Loan
shall be for a minimum amount of $500,000.00 and in integral multiples of $500,000.00 in excess of that amount.

          (ii) Determination of Eurodollar Interest Period. By giving notice as set forth in Sections 2.01(ii) and 2.02(iii) hereof (with respect to a
                 ----------------------------------
conversion into or a continuation of Eurodollar Rate Loans), the Borrower shall have the option, subject to the other provision of this Section 2.06, to specify
                                                        ------------
a Eurodollar Interest Period to apply to the Borrowing of Eurodollar Rate Loans described in such notice, subject to availability. The determination of Eurodollar Interest Periods shall be subject to the following provisions:

                 (a) In the case of immediately successive Eurodollar Interest Periods applicable to a Borrowing of Eurodollar Rate Loans, each successive Eurodollar Interest Period shall commence on the day on which the next preceding Eurodollar Interest Period expires;

                 (b) If any Eurodollar Interest Period would otherwise expire on a day which is not a Business Day, the Eurodollar Interest Period shall be extended to expire on the next succeeding Business Day; provided, however, that
                                                        --------   -------
if any such Eurodollar Interest Period applicable to a Borrowing of Eurodollar Rate Loans would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in that month, then that Eurodollar Interest Period shall expire on the immediately preceding Business Day;

                 (c) The Borrower may not select a Eurodollar Interest Period for any Revolving Credit Loan which terminates later than the Revolving Credit Termination Date;

                 (d) The Borrower may not select a Eurodollar Interest Period with respect to any portion of principal of a Eurodollar Rate Loan which extends beyond a date on which the Borrower is required to make a scheduled payment of any portion of principal, it being understood and agreed that any Eurodollar Rate Loan whose Eurodollar Interest Period ends less than one month prior to such required principal payment date shall be deemed converted to a Prime Rate Loan as of the last day of such Eurodollar Interest Period for purposes of determining whether any portion of principal of any Eurodollar Rate Loan is required in order to make a mandatory payment of principal;

                 (e) There shall be no more than five (5) Eurodollar Interest Periods under this Loan Agreement in effect at any one time under the Revolving Credit Facility; and

                 (f) If any Eurodollar Interest Period commences on the last Business

Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Eurodollar Interest Period) then said Eurodollar Interest Period shall end on the last Business Day of the last calendar month of such Eurodollar Interest Period.

          (iii) Determination of Interest Rate. As soon as practicable after 12:00 NOON (New York, New York time) on any Eurodollar Interest Rate Determination Date, the Lender shall determine (which determination shall, absent manifest error, be presumptively correct) the interest rate which shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Eurodollar Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower.

          (iv) Interest Rate Unascertainable, Inadequate or Unfair. If, with respect to any Eurodollar Interest Period, the Lender determines that (a) deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Eurodollar Interest Period, (b) adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate, (c) a contingency has occurred which materially and adversely affects the London interbank Eurodollar market or (d) the effective cost to the Lender of funding a proposed Funding Segment of the Eurodollar Portion from a corresponding source of funds shall exceed the Eurodollar Rate, applicable to such Funding Segment, the Lender shall forthwith give notice thereof to the Borrower, whereupon until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (1) the right of the Borrower to elect to have Revolving Credit Loans bear interest based upon the Adjusted LIBO Rate shall be suspended and (2) each outstanding Eurodollar Rate Loan shall be converted into a Prime Rate Loan on the last day of the then current Eurodollar Interest Period therefor, notwithstanding any prior election by the Borrower to the contrary.

          (v) Illegality. (a) In the event that on any date the Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties) that the making or continuation of any Eurodollar Rate Loan has become unlawful by compliance by the Lender in good faith with any Law, of any Governmental Authority (whether or not having the force of Law and whether or not failure to comply therewith would be unlawful), then, and in any such event, the Lender shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower.

                 (b)  Upon the  giving  of the  notice  referred  to in  Section
                                                                         -------
2.06(v)(a)  hereof,  (1) the  Borrower's  right to request of the Lender and the
----------
Lender's obligation to make Eurodollar Rate Loans shall be immediately suspended, and the Lender shall make a Revolving Credit Loan, as part of any requested Borrowing of Eurodollar Rate Loans, as a Prime Rate Loan, which Prime Rate Loan shall, for all purposes, be considered a part of such Borrowing, and
(2) if the affected Eurodollar Rate Loan or Loans are then outstanding, the Borrower shall immediately (or, if permitted by applicable Law, no later than the date permitted thereby, upon at least one Business Day's written notice to the Lender) convert each such Revolving Credit Loan into a Prime Rate Loan.

                 (c) In the event that the Lender determines at any time following its giving of the notice referred to in Section 2.06 (iv) and Section
                                                   -----------------     -------
2.06(v)(a) hereof that the Lender
----------
may lawfully make Eurodollar Rate Loans of the type referred to in such notice, the Lender shall promptly give notice (by telephone confirmed in writing) to the Borrower of that determination, whereupon the Borrower's right to request of the Lender, and the Lender's obligation to make, Eurodollar Rate Loans shall be restored.

          (vi) Compensation. In addition to such amounts as are required to be paid by the Borrower pursuant to Sections 2.02(iv), 2.02(vi), 2.03(iii),
                                      ------------------------------------------
2.04(i),  2.06(vii),  2.07 and 2.09 hereof,  the Borrower  shall  compensate the
-----------------------------------
Lender, upon demand, for all losses, expenses and liabilities (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds required by the Lender to fund or maintain the Lender's Eurodollar Rate Loans) which losses, expenses and liabilities the Lender may sustain (a) if for any reason a Borrowing, conversion or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation or in a telephonic request for borrowing or conversion/continuation or a successive Eurodollar Interest Period does not commence after notice therefor is given pursuant to Section 2.02(iii) hereof, (b) if any prepayment of an Eurodollar
            ------------------
Rate Loan (including,  without  limitation,  any prepayment  pursuant to Section
                                                                         -------
2.04  hereof)  occurs  for any reason on a date which is not the last day of the
----
applicable Eurodollar Interest Period, (c) as a consequence of any required conversion of a Eurodollar Rate Loan to a Prime Rate Loan as a result of any of the events indicated in Section 2.06(v) on a day other than the last day of a
                          ----------------
Eurodollar Interest Period, or (d) as a consequence of any other failure by the Borrower to repay Eurodollar Rate Loans when required by the terms of this Loan Agreement. The Lender shall deliver to the Borrower a written statement as to such losses, expenses and liabilities which statement shall be conclusive as to such amounts in the absence of manifest error.

          (vii)  Eurodollar Rate Tax. The Borrower agrees that:

                 (a) the Borrower will pay, prior to the date on which penalties attach thereto, all present and future income, stamp and other taxes, levies, or costs and charges whatsoever imposed, assessed, levied or collected on or in respect of a Revolving Credit Loan solely as a result of the interest rate being determined by reference to the Eurodollar Rate or the provisions of this Loan Agreement relating to the Eurodollar Rate or the recording, registration, notarization or other formalization of any thereof or any payments of principal, interest or other amounts made on or in respect of a Revolving Credit Loan made to the Borrower when the interest rate is determined by reference to the Eurodollar Rate (all such taxes, levies, costs and charges being hereinafter collectively called "Eurodollar Rate Taxes"); provided,
                                                                       --------
however,  that  Eurodollar  Rate Taxes shall not include net income or franchise
-------
taxes imposed by any jurisdiction. Promptly after the date on which payment of any such Eurodollar Rate Tax is due pursuant to applicable law, the Borrower will, at the request of the Lender, furnish to the Lender evidence, in form and substance satisfactory to the Lender, that the Borrower has met its obligation under this Section 2.06(vii); and
          ------------------

                 (b) the Borrower will indemnify the Lender against, and reimburse the Lender on demand for, any Eurodollar Rate Taxes paid by the Lender in respect of a Revolving Credit Loan made to the Borrower, as determined by the Lender in its sole discretion. The Lender shall provide the Borrower with (1) appropriate receipts for any payments or reimbursements made by the Borrower pursuant to this clause (b) and (2) such information as may reasonably be required to indicate the basis for such
Eurodollar Rate Taxes; provided, however, that if the Lender subsequently recovers, or receives a net tax benefit with respect to, any amount of Eurodollar Rate Taxes previously paid by the Borrower pursuant to this Section
                                                                         -------
2.06(vii)(b),  the Lender  shall,  within thirty (30) days after receipt of such
------------
refund, and to the extent permitted by applicable law, pay to the Borrower the amount of any such recovery or permanent net tax benefit.

          (viii) Booking of Eurodollar Rate Loans. The Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of, any of its branch offices, agencies or the office of an Affiliate of the Lender; provided,
                                                                       --------
however,  the Lender  shall not be entitled to receive any greater  amount under
-------
Section 2.02(vi) or Section  2.06(vii) hereof as a result of the transfer of any
----------------    ------------------
such Revolving Credit Loan than the Lender would be entitled to immediately prior thereto unless (a) such transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and were not reasonably foreseeable in the view of the Lender and (b) such claim would have arisen even if such transfer had not occurred.

          (ix)   Affiliates  Not  Obligated.   No Eurodollar  Affiliate or other
Affiliate of the Lender shall be deemed a party to this Loan Agreement or shall have any rights, liability or obligation under this Loan Agreement.

     SECTION 2.07 INCREASED CAPITAL. If either (i) the introduction of or any change in or in the interpretation of any Law or regulation or (ii) compliance by the Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) made subsequent to the date hereof affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and the Lender determines that the amount of such capital is increased by or based upon the existence of the Lender's commitment to make Revolving Credit Loans and other commitments of this type, then, upon demand by the Lender, the Borrower shall immediately pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender in the light of such circumstances, to the extent that the Lender determines such increase in capital to be allocable to the existence of the Lender's commitment to fund the Revolving Credit Facility. A certificate as to such amounts submitted to the Borrower by the Lender, shall, in the absence of manifest error, be conclusive and binding for all purposes.

     SECTION 2.08 AUTHORIZED OFFICERS OF THE BORROWER. The Borrower shall notify the Lender in writing of the names of the officers and employees authorized to request Revolving Credit Loans and shall provide the Lender with a specimen signature of each such Authorized Officer. The Lender shall be entitled to rely conclusively on such officer's or employee's authority to request such Revolving Credit Loans until the Lender receives written notice to the contrary. The
Lender shall have no duty to verify the authenticity of the signature on any written Notice of Borrowing or Notice of Conversion/Continuation and, with respect to an oral request for such a Revolving Credit Loan, the Lender shall have no duty to verify the identity of any Person representing himself as one of the officers or employees authorized to make such request on behalf of the Borrower. The Lender shall not incur any liability to the Borrower in acting upon any telephonic notice referred to above which the Lender believes in good faith to have been given by a duly Authorized Officer or other Person authorized to borrow on behalf of the Borrower or for otherwise acting in good faith under this Section 2.08.
     ------------

     SECTION 2.09 TAXES.

          (i) Payments Net of Taxes, All payments made by the Borrower under this Loan Agreement or any other Loan Document shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all liabilities with respect thereto, excluding

                 (a) in the case of the Lender, income or franchise taxes imposed on the Lender by the jurisdiction under the laws of which the Lender is organized or any political subdivision or taxing authority thereof or therein or as a result of a connection between the Lender and any jurisdiction and the transactions contemplated hereby; and

                 (b) in the case of the Lender, income or franchise taxes imposed by any jurisdiction in which the Lender's lending offices which make or book Revolving Credit Loans, are located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld or deducted from any amounts payable to the Lender under this Loan Agreement or any other Loan Document, the Borrower shall pay the relevant amount of such Taxes and the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Loan Agreement and the other Loan Documents. Any foreign lender (Any lender that is organized under the laws other than that in which the Borrower is incorporated. For the purposes herein, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction) that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to Borrower, at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. Whenever any Taxes are paid by the Borrower with respect to payments made in connection with this Loan Agreement or any other Loan Document, as promptly as possible thereafter, the Borrower shall send to the Lender for its own account a certified copy of an original official receipt received by the Borrower showing payment thereof.

          (ii) Indemnity. The Borrower hereby indemnifies the Lender for the full amount of all Taxes attributable to payments by or on behalf of the Borrower hereunder or under any of the other Loan Documents, any Taxes paid by the Lender, any present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any Taxes (including any incremental Taxes, interest or penalties that may become payable by the

Lender as a result of any failure to pay such Taxes), whether or not such Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date the Lender makes written demand therefor.

     SECTION 2.10 LETTER OF CREDIT (a) Subject to the terms and conditions set forth in this Loan Agreement and provided no Event of Default has occurred or is continuing, the Lender agrees to issue, for the account of the Borrower, the Letter of Credit. Any and all Reimbursement Obligations in respect of the Letter of Credit shall constitute financial accommodations under the Revolving Credit Loan. The Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the Laws of the State of New Jersey.

          (b) In addition to being subject to the satisfaction of the conditions precedent contained in Article III hereof, the obligation of the
                                    -----------
Lender to issue the Letter of Credit is subject to the satisfaction in full of the following conditions:

                 (1) the Borrower shall have delivered to the Lender such documents and materials as the Lender may reasonably require and the terms of the Letter of Credit shall be reasonably satisfactory to the Lender; and

                 (2)  as of the date of issuance,  no order,  judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the Lender from issuing the Letter of Credit and no Law applicable to the Lender and no request or directive (whether or not having the force of Law and whether or not the failure to comply therewith would be unlawful) from any Governmental Authority with jurisdiction over the Lender shall prohibit or request that the Lender refrain from the issuance of letters of credit generally or the issuance of the Letter of Credit.

          (c)    In connection with the Letter of Credit:

                 (1) the Borrower shall unconditionally reimburse the Lender for drawings under the Letter of Credit within thirty (30) days of the date when a draw has been made under said Letter of Credit, irrespective of any claim, set-off, defense or other right which the Borrower may have at any time against the Lender, except with respect to the Lender's gross negligence or willful misconduct; and

                 (2) to the extent any Reimbursement Obligation is not paid when due, such Reimbursement Obligation shall be deemed to be a Revolving Credit Loan in the amount of such Reimbursement Obligation; and

                 (3) any Reimbursement Obligation with respect to the Letter of Credit shall bear interest from the date of the relevant drawing under the Letter of Credit at the interest rate set forth herein, until paid in full; and

                 (4) If the Letter of Credit has not been presented for honor on or before the Revolving Credit Termination Date, notwithstanding the occurrence of the Revolving Credit Termination Date and the satisfaction of all other obligations under the Loan Documents, the Borrower's obligations under the Loan Documents shall continue until all amounts paid by the Lender under the Letter of Credit have been reimbursed (and all other obligations under the Loan Documents have been satisfied) and the liens granted under and pursuant to the Loan Documents shall continue to secure such Letter of Credit Obligations; provided, however, that the
                                                   --------   -------
      Lender may release the liens under the Loan Documents (but not the other obligations thereunder) upon (i) the deposit by the Borrower in an interest-bearing cash collateral account opened by the Lender of an amount in cash or cash equivalents equal to the amount of the Letter of Credit Obligations to collateralize the Reimbursement Obligations with respect to the Letter of Credit or (ii) an indemnification agreement from a financial institution or "back-up" letter of credit issued by a financial institution all in form and substance reasonably satisfactory to the Lender. Notwithstanding, the payment of all other obligations under the Loan Documents, the Reimbursement Obligations associated with the Letter of Credit shall accrue interest at the Prime Rate until such Reimbursement Obligations have been satisfied in full.

                 (5) With respect to any Reimbursement Obligation, such Reimbursement Obligation shall: (A) be payable by the Borrower upon demand, (B) be deemed to be a Revolving Credit Loan as described in
      Section 2.1 herein, and (C) bear interest from the date of payment by the Lender at the Prime Rate set forth herein, until paid in full.

          (d) No action taken or omitted to be taken by the Lender under or in connection with the Letter of Credit (except in connection with the Lender's gross negligence or willful misconduct) shall put the Lender under any resulting liability to the Borrower or relieve the Borrower of its obligations hereunder to reimburse the Lender for the Reimbursement Obligations. In determining whether to pay under the Letter of Credit, the Lender shall have no obligation to the Borrower other than to confirm that any documents required to be delivered under the Letter of Credit appear to have been delivered and that they appear on their face to comply with the requirements of the Letter of Credit.

          (e) The Borrower unconditionally agrees to pay to the Lender the amount of any and all Reimbursement Obligations, interest and other amounts payable to the Lender under or in connection with the Letter of Credit upon demand by the Lender, irrespective of any claim, set-off, defense or other right which the Borrower may have at any time against the Lender or any other Person.

     SECTION 2.11 LENDER NOT LIABLE. (a) In addition to amounts payable as elsewhere provided in the Loan Documents, the Borrower hereby agrees to protect, indemnify, pay and save the Lender harmless from and against any and all liabilities and costs which the Lender may incur or be subject to as a consequence, direct or indirect, of (1) the issuance of the Letter of

Credit (other than as a result of the Lender's gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction) or (2) the failure of the Lender to honor a drawing under the Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions hereinafter referred to as the "Governmental Acts").

          (b) As between the Borrower and the Lender, subject to the second to the last sentence of this subparagraph (b), the Borrower assumes all risks of
                             ----------------
the acts and omissions of, or misuse of such Letter of Credit by the beneficiary of, such Letter of Credit. In furtherance and not in limitation of the foregoing, the Lender shall not be responsible: (1) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by the Borrower or the beneficiary in connection with the application for and issuance of the Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (2) for the validity or sufficiency of any instrument transferring or assigning, or purporting to transfer or assign, the Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (3) for failure of the beneficiary of the Letter of Credit to comply duly with conditions required in order to draw upon the Letter of Credit; (4) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise, whether or not they be in cipher; (5) for errors in interpretation of technical terms; (6) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under the Letter of Credit or of the proceeds thereof; (7) for the misapplication by the beneficiary of the Letter of Credit of the proceeds of any drawing under the Letter of Credit and (8) for any consequences arising from causes beyond the control of the Lender including, without limitation, any Governmental Acts. None of the above shall affect, impair or prevent the vesting of any of the rights or powers of the Lender under this subparagraph (b); provided, however, the Borrower may have a claim against the Lender to the
--------   -------
extent of any direct, but not consequential, damages suffered by the Borrower that were caused by the Lender's willful misconduct or gross negligence. In furtherance and not in limitation of the foregoing, the Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

          (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Lender under or in connection with the Letter of Credit in accordance with the written directions of the Borrower, or any related certificates, if taken or omitted in good faith, shall not, in the absence of an express violation of the standards set forth in the Uniform Customs and subsequent revisions thereof, put the Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

                                   ARTICLE III
                    CONDITIONS TO THE REVOLVING CREDIT LOANS
                    ----------------------------------------

     SECTION 3.01 CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS LOAN AGREEMENT. This Loan Agreement shall become effective on the Closing Date when the following conditions precedent have been satisfied (unless waived by the Lender or unless the deadline for delivery has been extended by the Lender):

          (i) Certain Documents. The Lender shall have received on or before the Closing Date all of the following, all of which, except as otherwise specifically described below, shall be in form and substance satisfactory to the
Lender:

                 (a) this Loan Agreement together with all Exhibits and Schedules attached hereto;

                 (b)   a Notice of  Borrowing  pursuant to Section  2.01  hereof
                                                           -------------
dated the Closing Date executed by the Borrower;

                 (c)   the Revolving Credit Loan Note;

                 (d)   the Stock Pledge Agreement;

                 (e) the opinions of counsel to the Borrower substantially in the form of Exhibit "F" attached hereto;
            -----------

                 (f) a certificate of the Secretary or Assistant Secretary of the Borrower dated the Closing Date certifying (1) the names and true signatures of the incumbent officers of the Borrower authorized to sign this Loan Agreement and all other Loan Documents executed by the Borrower in connection with the Revolving Credit Facility, (2) the By-Laws of the Borrower as in effect on the date of such certification and (3) the resolutions of the Borrower's Board of Directors approving and authorizing the execution, delivery and performance of this Loan Agreement and all other Loan Documents;

                 (g) the Certificate of Incorporation of the Borrower, as amended, modified or supplemented to the Closing Date, shall be certified to be true, correct and complete by the applicable Secretary of State as of a recent date prior to the Closing Date;

                 (h) Good Standing Certificate for the Borrower certified by the Secretary of State of the State of New Jersey;

                 (i) a certificate of the Chief Financial Officer of the Borrower certifying that such financial information (including any annual or quarterly financial statements of the Borrower) as the Lender may reasonably request are true and accurate;

                 (j) evidence of payment in full of all existing Debt owed by the Borrower to the Lender pursuant to that Loan and Security Agreement dated January 22, 1997 and termination of such credit facility; and

                 (k)   such   additional   documentation   as   the  Lender  may
reasonably require.

          (ii) Fees and Expenses Paid. The Borrower shall have paid to the Lender, for its own account, all fees and expenses due and payable under this Loan Agreement on the Closing Date.

          (iii) Representations and Warranties. All of the representations and warranties of the Borrower contained in subsections (i) through (xxii) of
Section  4.01  hereof and in any other Loan  Document  (other  than for  changes
-------------
permitted or contemplated by this Loan Agreement) shall be true and correct in all material respects on and as of the Closing Date as though made on and as of that date (except any such representations and warranties stated to be given on a specific date other than the Closing Date).

          (iv) No Default. No Event of Default or Potential Event of Default hereunder or under the other Loan Documents shall have occurred and be continuing on the Closing Date.

          (v) No Injunction. No Requirements of Law shall prohibit, and no order, judgment or decree of any Governmental Authority shall and, except as set forth on Schedule 4.01(v) hereto, no litigation shall be pending or threatened
         -----------------
which in the judgment of the Lender would enjoin, prohibit, restrain, impose or result in the imposition of any material adverse condition upon the consummation of the transactions contemplated hereby.

          (vi) Consents. The Borrower shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow it lawfully to execute, deliver and perform, in all material respects, its obligations under this Loan Agreement and the other Loan Documents.

          (vii) No Material Adverse Change. No adverse change deemed material by the Lender, in its sole opinion, shall have occurred since the date of the most recent annual audited financial report of the Borrower delivered to the Lender through the Closing Date, as to the condition (financial or otherwise), operations, performance or properties of the Borrower, individually or taken as a whole.

     SECTION 3.02 CONDITIONS PRECEDENT TO ALL REVOLVING CREDIT LOANS. The obligation of the Lender to make any Revolving Credit Loan requested to be made by it on any Funding Date is subject to the following conditions precedent as of such date:

          (i) Notice of Borrowing. With respect to a request for a Revolving Credit Loan, the Lender shall have received in accordance with the provisions of Section 2.01(ii) hereof, on or before any Funding Date, an original Notice of
   ----------------
Borrowing duly executed by an Authorized Officer of the Borrower.

          (ii)   Additional Matters.   As of the Funding Date for any  Revolving
Credit Loan:

                 (a) Representations and Warranties. All of the representations and warranties of the Borrower contained in subsections (i) through (xxii) of
Section 4.01 hereof and in any other Loan Document  (other than  representations
------------
and warranties which expressly speak only of a different date and other than for changes permitted or contemplated by this Loan Agreement) shall be true and correct in all material respects;

                 (b) No Default. No Event of Default or Potential Event of Default shall have occurred and be continuing or would result from the making of the requested Revolving Credit Loan;

                 (c) No Injunction. No Requirement of Law or regulations shall prohibit, and no order, judgment or decree of any Governmental Authority shall, and, except as set forth on Schedule 4.01(v) hereto, no litigation shall be
                             -----------------
pending or threatened which in the reasonable judgment of the Lender would enjoin, prohibit, restrain, impose or result in the imposition of any material adverse condition upon the Lender from making the Revolving Credit Loan requested to be made on the Funding Date; and

                 (d) No Material Adverse Change. No adverse change deemed material by the Lender, in its sole opinion, shall have occurred after the Closing Date as to the condition (financial or otherwise), operations, performance or properties of the Borrower, individually or taken as a whole.

          Each submission by the Borrower to the Lender of a Notice of Borrowing with respect to a Revolving Credit Loan and the acceptance by the Borrower of the proceeds of each such Revolving Credit Loan made hereunder shall constitute a representation and warranty by the Borrower as of the Funding Date in respect of such Revolving Credit Loan that all the conditions contained in this Section 3.02 have been satisfied.
     ------------

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     SECTION 4.01 REPRESENTATIONS AND WARRANTIES ON THE CLOSING DATE. In order to induce the Lender to enter into this Loan Agreement, the Borrower hereby represents and warrants to the Lender that the following statements are true, correct and complete on and as of the Closing Date:

          (i) Organization; Corporate Powers. The Borrower (a) is a corporation duly organized, validly existing and in good standing under the Laws of the State of New Jersey, (b) is duly qualified to conduct business as a foreign corporation and in good standing under the Laws of each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified where the failure to obtain such qualification is reasonably likely to result in a Material Adverse Effect, and (c) has all requisite power and authority to own, operate and encumber its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the actions contemplated by the Loan Documents.

          (ii) Authority. (a) The Borrower has the requisite corporate power and authority (1) to execute, deliver and perform each of the Loan Documents executed by it, or to be executed by it and (2) to file the Loan Documents filed by it, or to be filed by it, with any appropriate Governmental Authority.

                 (b) The execution, delivery and performance (or filing, as the case may be) of each of the Loan Documents to which the Borrower is a party and the consummation of the transactions contemplated thereby, have been duly authorized by the Board of Directors of the Borrower and no further corporate proceedings on the part of the Borrower are necessary to consummate such transactions.

                 (c) Each of the Loan Documents to which the Borrower is a party has been duly executed and delivered (or filed, as the case may be) by the Borrower and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

          (iii) No Conflict. The execution and delivery by the Borrower of each Loan Document to which it is party and the performance of each of the transactions contemplated thereby do not and will not (a) constitute a tortious interference with any Contractual Obligation of the Borrower or (b) conflict with or violate the Borrower's Certificate of Incorporation or By-Laws or (c) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or, subject to clause (a) above, Contractual Obligation of the Borrower or require termination of any Contractual Obligation, the consequences of which conflict or default or termination would have or is reasonably likely to result in a Material Adverse Effect or (d) result in or require the creation or imposition of any Lien whatsoever upon any of the Properties or assets of the Borrower (other than Liens permitted pursuant to Section 7.01(ii) hereof) or (e) require any approval
                            ----------------
of stockholders.

          (iv) Governmental Consents. The execution, delivery and performance of each Loan Document (and the transactions contemplated thereby) do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except filings, consents or notices which have been, or will in due course, be made, obtained or given.

          (v)    Litigation;  Adverse  Effects.   (a) Except  as  set  forth  in
Schedule  4.01(v)  attached  hereto,  there  is  no  action,  suit,  proceeding,
-----------------
governmental investigation or arbitration, at law or in equity, or before or by any Governmental Authority, pending, or, to the knowledge of the Borrower, threatened against the Borrower or any Property of the Borrower which is reasonably likely to (1) result in any Material Adverse Effect, (2) materially and adversely affect the ability of the Borrower to perform its obligations under the Law, any Contractual Obligation and/or the Loan Documents or (3) materially and adversely affect the ability of the Borrower to perform its Obligations or the Lender's ability to enforce such Obligations.

                 (b) The Borrower is not (1) in violation of any applicable Law which violation has or is reasonably likely to have a Material Adverse Effect or
(2) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or Governmental Authority which has or is reasonably likely to have a Material Adverse Effect. There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower challenging the validity or the enforceability of any of the Loan Documents.

          (vi) No Material Adverse Change. Since September 30, 1998, no material adverse change in, the condition (financial or otherwise), operations or performance of the Borrower or the ability of the Borrower to perform its Obligations under the Loan Documents and the transactions contemplated thereby has occurred.

          (vii) Payment of Taxes. All returns and reports of the Borrower required to be filed, have been timely filed (or appropriate extensions of time for the filing of same have been timely requested), and all taxes, assessments, fees and other governmental charges thereupon and upon their Properties, assets, income and franchises which are shown on such returns as being due and payable, have been paid when due and payable (other than the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been set aside on the books of the Borrower or its Subsidiaries, as the case may be). The Borrower has no knowledge of any proposed tax assessment against the Borrower that is reasonably likely to result in a Material Adverse Effect, which is not being actively contested in good faith by the Borrower and which has not been disclosed in writing to the Lender.

          (viii) Performance. The Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default under such Contractual Obligation in, each case, except where the consequences, direct or indirect, of such default or defaults, if any, would not have or are not reasonably likely to result in a Material Adverse Effect.

          (ix) Accurate and Complete Disclosure. The representations and warranties of the Borrower or any other Person contained in the Loan Documents, and all certificates and other documents delivered to the Lender, in connection herewith and therewith, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

          (x) Requirements of Law. The Borrower has no actual knowledge of any non-compliance with respect to all Requirements of Law applicable to the Borrower and its business which non-compliance could reasonably be expected to result in a Material Adverse Effect.

          (xi) Patents, Trademarks, Permits, Etc. The Borrower owns, is licensed or otherwise has the lawful right to use, or has all permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted which are material to its condition (financial or otherwise), operations and performance, taken as a whole. The use of such permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know how and processes by the Borrower does not infringe on the rights of any Person, subject to such claims and infringements and does not, in the aggregate, give rise to any liability on the part of the Borrower which has or is reasonably likely to result in a Material Adverse Effect.

          (xii)  Environmental   Matters.   Except  as  disclosed  in   Schedule
                                                                        --------
4.01(xii) attached hereto and only in all material respects and to the knowledge
---------                 --- ---- -- --- -------- --------
of the Borrower, (a) the operations of the Borrower comply with all applicable environmental, health and safety Requirements of Law including, without limitation, all Environmental Laws; (b) the Borrower's present and past Properties and operations are not the subject of any order from or agreement with any Governmental Authority or private party or any judicial or administrative proceeding or investigations respecting any environmental, health or safety Requirements of Law, and are not the subject of any Remedial Action or other Liabilities and Costs arising from the Release or threatened Release of an Environmental Concern Material into the Environment; (c) the Borrower has not filed any notice under any Requirement of Law indicating past or present treatment, storage or disposal of an Environmental Concern Material; (d) the Borrower has not filed any notice under any applicable Requirement of Law reporting a Release of an Environmental Concern Material into the Environment;
(e) there is not now, nor has there ever been, on or in the Property of the Borrower any generation, treatment, recycling, storage or disposal of any Environmental Concern Material; (f) the Borrower has not received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of an Environmental Concern Material into the Environment, or as a result of exposure to asbestos or to cotton dust, which may result in any liability; (g) no Environmental Lien has attached to any Property of the Borrower; (h) the Borrower has not entered into any negotiations or agreements with any Person (including, without limitation, the prior owner(s) of any Property owned or leased by the Borrower) relating to any Remedial Action or environmentally related Claim and (i) the Borrower has no material contingent liabilities in connection with any Release or threatened Release of any Environmental Concern Material into the Environment.

          (xiii) ERISA. The Borrower and all ERISA Affiliates are in compliance with ERISA and any and all regulations promulgated thereunder. Neither the Borrower nor any ERISA Affiliate maintains or contributes to any Plan other than a Plan listed on Schedule 4.01(xiii) attached hereto. Except as
                                 -------------------
otherwise provided on Schedule  4.01(xiii),  each Plan which is intended to be a
                      --------------------
qualified plan has been determined by the IRS to be qualified under Section 401(a), and each trust related to any such Plan has been so determined to be exempt from federal income tax under Section 501(a) of the Code prior to its amendment by the Tax Reform Act of 1986, and such Plan and trust are being operated in all material respects in compliance with and will be timely amended in accordance with the Tax Reform Act of 1986 and the Omnibus Budget Reconciliation Act of 1987 as interpreted by the regulations promulgated thereunder. Except as otherwise provided on Schedule 4.01(xiii) attached hereto,
                                            -------------------
neither the Borrower nor any ERISA Affiliate maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(l) of ERISA which provides lifetime benefits to retirees other than as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and interpreted by regulations promulgated thereunder. No material accumulated funding deficiency (as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code) exists in respect to any Benefit Plan. The Borrower and any ERISA Affiliate and any fiduciary of any Plan (a) have not engaged in a nonexempt "prohibited transaction" described in Section 406 of ERISA or Section 4975 of the Code and
(b) have not taken any action which would constitute or result in a Termination Event with respect to any Plan such that actions under (a) or (b) or both would result in a material obligation to pay money. Neither the Borrower nor any ERISA Affiliate have incurred any material liability to the PBGC which remains outstanding. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to the Lender is complete and accurate. Except as provided on Schedule 4.01(xiii) attached hereto, since the
                                 -------------------
date of each such Schedule B, there has been no change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. Neither the Borrower nor any ERISA Affiliate have failed to make a required installment under subsection (m) of Section 412 of the Code or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment. Neither the Borrower nor any ERISA Affiliate are required to provide security to a Plan under Section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the plan year. Neither the Borrower nor any ERISA Affiliate are now contributing or have ever contributed to or been obligated to contribute to any Multiemployer Plan, and no employees or former employees of the Borrower and or any ERISA Affiliate have been covered by any Multiemployer Plan in respect of their employment by the Borrower and or any ERISA Affiliate, and, accordingly, the representations and warranties in this subsection (xiii) do not apply to Multiemployer Plans.
                   -----------------

          (xiv) Assets and Properties. Substantially all of the assets and properties owned by, leased to or used by the Borrower in its business (a) are in good operating condition and repair (ordinary wear and tear excepted), (b) are free and clear of any known defects (except such defects as do not substantially interfere with the continued use thereof in the conduct of normal operations) and (c) are able to serve the function for which they are currently being used, in each case where the failure of such asset to meet such requirements would not have or is not reasonably likely to result in a Material Adverse Effect.

          (xv) Insurance. The Borrower maintains with financially sound and reputable insurers, not related to or affiliated with the Borrower, insurance with respect to its Properties and business, insured against such liabilities, casualties and contingencies and in such types and amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated.

          (xvi) Title to Property. The Borrower has good and marketable title in fee simple to all Property owned or purported to be owned by it, including, without limitation, all property reflected in the most recent audited balance sheet referred to in Section 4.01(xvii) hereof or submitted pursuant to Article
                     -------------------                                 -------
V (except as sold or otherwise  disposed of in the  ordinary  course of business
-
after the date of such balance sheet), in each case free and clear of all Liens, other than Customary Permitted Liens.

          (xvii) Audited  Financial  Statements.   The  Borrower  has heretofore
furnished to the Lender a consolidated balance sheet of the Borrower and its Subsidiaries dated as of

December 31, 1997, and the related statements of income, cash flows and changes in stockholders' equity for the Fiscal Year then ended, as examined and reported on by its Independent Certified Public Accountant, who delivered an unqualified opinion in respect thereof. Such financial statements (including the notes thereto) present fairly the financial condition of the Borrower and its Subsidiaries as of the end of such Fiscal Year and the results of its operations and its cash flows for the Fiscal Year then ended, all in conformity with GAAP (except as approved by such accountants and as disclosed therein) and complied with as to form in all material respects with the applicable published rules and regulations of the SEC.

          (xviii) Interim Financial Statements. The Borrower has heretofore furnished to the Lender interim consolidated balance sheets of the Borrower and its Subsidiaries as of the end of its third Fiscal Quarter of the Fiscal Year beginning September 30, 1998, together with the related statements of income and cash flows for the applicable fiscal periods ending on each such date. Such financial statements present fairly the financial condition of the Borrower and its Subsidiaries as of the end of such Fiscal Quarters and the results of their operations and their cash flows for the fiscal periods then ended, all in conformity with GAAP (except to the extent set forth in the notes to said financial statements), subject to normal and recurring year-end audit adjustments and complied with as to form in all material respects with the applicable published rules and regulations of the SEC.

          (xix) Absence of Undisclosed Liabilities. The Borrower has no liability or obligation of any nature whatever (whether absolute, accrued, contingent or otherwise, whether or not due), unusual forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments, except (a) as disclosed in the financial statements referred to in Sections 4.01
                                                                   -------------
(xvii) and (xviii)  hereof,  (b) matters that,  individually or in the aggregate
------     -------
could not result in a Material Adverse Effect and (c) Contractual Obligations incurred in the ordinary course of the Borrower's business.

          (xx) Margin Regulations. No part of the proceeds of the Revolving Credit Facility will be used for the purpose of buying or carrying any Margin Stock, or to extend credit to others for the purpose of buying or carrying any Margin Stock. The Borrower is not engaged in the business of extending credit to others for the purpose of buying or carrying Margin Stock. The making of any Revolving Credit Loan and the use of proceeds of any such Revolving Credit Loan will not violate or conflict with the provisions of Regulation T, U or X of the Federal Reserve Board, as amended from time to time. The Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is the Borrower controlled by such company.

          (xxi)   Labor  Matters.   Except  as set forth on  Schedule  4.01(xxi)
                                                             -------------------
attached hereto, the Borrower is not a party to any labor union or collective bargaining agreements and is in material compliance with all applicable Laws respecting employment and employment practices, including, without limitation, laws, regulations, and judicial and administrative decisions relating to wages, hours, conditions of work, collective bargaining, health and safety, payment of social security, payroll, withholding and other taxes, worker's compensation, insurance requirements, as well as requirements of ERISA and the Consolidated Omnibus Budget Reconciliation Act.

          (xxii) Year 2000 Problem. Borrower reasonably anticipates that it will, on a timely basis, successfully resolve the Year 2000 Problem for all material computer applications used by it and, if unable to successfully resolve all or part of the Year 2000 Problem, the Year 2000 Problem will not result in a Material Adverse Effect.

          (xxiii) Material Contracts. Schedule 4.01(xxiii) lists all material contracts relating to the business operations of the Borrower and Corporate Guarantors. All such material contracts are valid, binding and enforceable upon the Borrower and/or Corporate Guarantors and each of the other parties thereto in accordance with their respective terms, and there is no default thereunder, to the Borrower's and/or Corporate Guarantors' knowledge.

     SECTION 4.02 SUBSEQUENT FUNDING REPRESENTATIONS AND WARRANTIES. In order to induce the Lender to enter into this Loan Agreement and to make Revolving Credit Loans, the Borrower hereby represents and warrants to the Lender that the statements set forth in sections (i) through (xxiii) of Section 4.01 hereof
                                                            -------------
(except to the extent that such statements (i) are made expressly only as of the Closing Date or (ii) other than for changes permitted or contemplated by this Loan Agreement), are true, correct and complete in all material respects after the Closing Date on and as of the Funding Date in respect of each Borrowing.

     SECTION 4.03 SEC FILINGS. Borrower has heretofore delivered to Lender true and complete copies of (i) Amendment No. 3 to Form SB-2, as filed with the SEC on August 30, 1996, Form SB-2, as filed with the SEC on June 13, 1997, Amendment No. 1 to Form SB-2, as filed with the SEC on June 17, 1997, a Prospectus dated September 27, 1996, and a Prospectus dated June 26, 1997, all filed by the Borrower, and (ii) all other reports or registration statements filed with the SEC, in each case as filed with the SEC. Borrower has filed all required forms, reports and documents with the SEC, all of which were prepared in accordance with the requirements of the Securities Act and the Securities Exchange Act.


                                    ARTICLE V
                               REPORTING COVENANTS

     On and after the Closing Date and so long as the Borrower shall have any Obligation hereunder, unless the Lender shall give its prior express written consent to the effect otherwise, then:

     SECTION 5.01 STATEMENT OF ACCOUNTING. The Borrower shall, and shall cause each of its Subsidiaries and Affiliates, as applicable, (i) to make and to keep books, records and accounts which, in reasonable detail, accurately and fairly reflect their respective transactions and dispositions of their respective assets and (ii) to maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (1) to permit preparation of financial statements in conformity with GAAP and any other accounting principles applicable thereto and
(2) to maintain accountability for assets and (c) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     SECTION 5.02 REPORTING AND INFORMATION REQUIREMENTS. The Borrower shall deliver or cause to be delivered to the Lender the following financial statements, data, reports and information, at the Borrower's own cost and expense:

          (i) Annual "Audited" Consolidated Financial Statements of the Borrower, the Corporate Guarantors and any Subsidiary. As soon as available, but in any event within ninety (90) days after the close of each Fiscal Year of the Borrower, "audited" consolidated and consolidating statements of income and a statement of cash flows and a consolidated statement of retained earnings for the Borrower, the Corporate Guarantors and any Subsidiary for such Fiscal Year and a consolidated and consolidating balance sheet of the Borrower, the Corporate Guarantors and any Subsidiary as of the close of such Fiscal Year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding Fiscal Year. Such financial statements shall be accompanied by an opinion of the Independent Certified Public Accountant, which opinion shall be signed by such Independent Certified Public Accountant. The opinion of such accountants shall be free of exceptions or qualifications not acceptable to the Lender, and in any event shall be free of any exception or qualification which is of "going concern" or like nature or which relates to a more limited scope of examination and shall be otherwise acceptable to the Lender. In addition to the delivery of the annual "audited" consolidated financial statements, the Borrower shall also deliver to the Lender, at the same time, an "unaudited" management prepared consolidating statement of income and retained earnings for the Borrower, the Corporate Guarantors and any Subsidiary for such Fiscal Year and a consolidating balance sheet for the Borrowers , the Corporate Guarantors and any Subsidiary as of the close of such Fiscal Year, all prepared and certified to the Lender by the Borrower's chief accounting officer in his capacity as an Authorized Officer.

          (ii) Quarterly Management Prepared Consolidated Financial Statements of the Borrower, the Corporate Guarantors and any Subsidiary. As soon as available, but in any event within forty-five (45) days after the close of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, "unaudited" management prepared consolidated and consolidating statements of income and a statement of cash flows and consolidated statements of retained earnings and balance sheets for the Borrower, the Corporate Guarantors and any Subsidiary for such Fiscal Quarter and for the period from the beginning of such Fiscal Year to the end of such Fiscal Quarter, and an "unaudited" consolidated and consolidating balance sheet of the Borrower, the Corporate Guarantors and any Subsidiary as of the close of such Fiscal Quarter, all in reasonable detail and with all notes and supporting schedules to the extent required to be included in Borrower's 10-Q or 10-QSB, as applicable, setting forth in comparative form the corresponding figures for the corresponding dates and periods during the preceding Fiscal Year, and certified by the Chief Financial Officer of the Borrower in his capacity as an Authorized Officer as presenting fairly in all material respects, the financial position of the Borrower, the Corporate Guarantors and any Subsidiary as of the end of such dates and fiscal periods and the results of their operations and the changes in their financial position and cash flows for such fiscal periods, in conformity with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Lender, subject to normal and recurring year-end audit adjustments.

          (iii) Compliance Certificates. Together with each delivery of any financial statement pursuant to this Section 5.02(i) and Section 5.02(ii) above,
                                     ------------------------------------
an Officer's  Certificate of the Borrower  substantially  in the form of Exhibit
                                                                         -------
"D"  attached  hereto,  (a) stating  that the officer  signatory  thereto in his
---
capacity as an Authorized Officer has reviewed the terms of this Loan Agreement and the principal Loan Documents, and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and condition of the Borrower, taken as a whole, during the accounting period covered by such financial statements, and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of the Officer's Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto and (b) demonstrating in reasonable detail compliance, during and at the end of such accounting periods, with the financial covenants contained in Article VIII of this Loan Agreement.
                                          ------------

          (iv) Accountant's Certificate. Each set of financial statements delivered pursuant to Section 5.02(i) hereof shall be accompanied by a
                         ----------------
certificate or report dated the date of such financial statements by the Independent Certified Public Accountant who certified such financial statements stating in substance that they have reviewed this Loan Agreement and that in making the examination necessary for their certification of such financial statements they did not become aware of any Event of Default or Potential Event of Default, or if they did become so aware, such certificate or report shall state the nature and period of existence thereof. Such Accountant's Certificate shall not be required in connection with the delivery of the Borrower's 10-Q and such Accountant's Certificate shall be deemed to be acceptable to the Lender if contained within the notes to such financial statements.

          (v) Other Reports and Information. Promptly upon their becoming available to the Borrower and in respect of those that are material, a copy of
                          --- -- ------- -- ----- ---- ---  --------
(a) all reports, financial statements and other information distributed generally by the Borrower to its stockholders, bondholders or the financial community, (b) all accountants' management letters pertaining to, all other reports submitted by accountants in connection with any audit of, and all other material reports from outside accountants with respect to, the Borrower, and (c) all reports submitted to Governmental Authorities and/or with respect to Plans under ERISA, except as prepared in the normal course of the Borrower's business and where no material adverse action with respect thereto would result.

          (vi) Further Information. The Borrower shall promptly furnish to the Lender any business, financial or other information concerning the Borrower, the Corporate Guarantors, any Subsidiaries and/or any Affiliates which the Lender may reasonably request from time to time in a form acceptable to the Lender.

          (vii) Notice of Event of Default; Notice of Material Adverse Change. Promptly upon becoming aware of any Event of Default, Potential Event of Default or the commencement, existence or threat of any action, proceeding, investigation or arbitration against or affecting the Borrower, the Corporate Guarantors, any Subsidiaries and/or any Affiliates which, if adversely decided, would result in a Material Adverse Effect on the business, assets, operations or financial condition of the Borrower, the Corporate Guarantors, any Subsidiary and/or any Affiliate taken as a whole, or on the ability of the Borrower and/or the Corporate Guarantors to perform their obligations under the Loan Documents, the Borrower shall give the Lender written notice thereof, together with a written statement of the President or Chief Financial Officer of the Borrower in his capacity as an Authorized Officer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Borrower.

          (viii) Notice of Pension-Related Events. The Borrower shall give the Lender written notice within fifteen (15) days after the Borrower, any Corporate Guarantors or an ERISA Affiliate knows, has reason to know or receives notice concerning (a) the occurrence of any Termination Event; (b) the occurrence of a non-exempt prohibited transaction (as defined in Section 406 of ERISA and Section 4975 of the Code) or (c) any other ERISA-related event or action.

          (ix) SEC Documents. As soon as available, true and complete copies of any report or statement mailed by the Borrower to its stockholders generally or filed by the Borrower with the SEC subsequent to the date hereof.

          (x) Business Plans, Financial Projections. Within thirty (30) days of the end of Borrower's Fiscal Year, Borrower shall submit to the Lender a Board of Directors approved plan (including a projected balance sheet, income statement and statement of cash flow) of the Borrower, which shall include the Corporate Guarantors and Subsidiaries for the upcoming Fiscal Year in form and substance as shall be reasonably satisfactory to Lender.


                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS
                              ---------------------

     The Borrower covenants and agrees that, on and after the Closing Date and until payment in full of all of the Obligations, unless the Lender shall give its prior express written consent to the effect otherwise, then:

     SECTION 6.01 CORPORATE EXISTENCE, ETC. The Borrower shall, and shall cause the Corporate Guarantors to, do or cause to be done all things necessary (i) to maintain their respective status as a corporation duly organized, existing and in good standing under the laws of their respective jurisdiction of incorporation, and (ii) to preserve and to keep in full force and effect their respective rights and franchises unless the failure to maintain such rights and franchises would not result in a Material Adverse Effect. The Borrower shall promptly provide the Lender with a complete up-to-date list of all Subsidiaries and Affiliates of the Borrower and the Corporate Guarantors.

     SECTION 6.02 CORPORATE POWERS, ETC. The Borrower shall, and shall cause the Corporate Guarantors to, do or cause to be done all things necessary to qualify and remain qualified to conduct business in each jurisdiction in which the nature of their respective businesses or the ownership of their properties or both requires them to be so qualified. The Borrower shall, and shall cause the Corporate Guarantors to, do or cause to be done all things necessary to transact business in their own names and shall invoice all accounts in their own name.

     SECTION 6.03 COMPLIANCE WITH LAWS, ETC. The Borrower shall, and shall cause the Corporate Guarantors (i) to comply with all Requirements of Law, and all restrictive covenants affecting them or their businesses, properties, assets or operations and (ii) to obtain as needed all Permits necessary for their operations, and maintain such Permits in good standing, except to the extent non-compliance with this Section 6.03 would not result in a Material Adverse
                           -------------
Effect.

     SECTION 6.04 PAYMENT OF TAXES AND CLAIMS. The Borrower shall, and shall cause the Corporate Guarantors to, pay or cause to be paid (i) all taxes, assessments and other governmental charges imposed upon them or on any of their respective properties or assets or in respect of any of their respective franchises, business, income or property before any penalty or interest accrues thereon and (ii) all Claims (including, without limitation, claims for labor, services, materials and supplies), for sums material in the aggregate to the Borrower and the Corporate Guarantors, which have become due and payable and which by Law have or may become a Lien (other than a Customary Permitted Lien) upon their Property, prior to time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments and governmental charges referred to in clause (i) above or Claims referred to in
                                      ----------
clause (ii) above need be paid if being  contested in good faith by  appropriate
-----------
proceedings promptly instituted and diligently conducted and if adequate reserves shall have been set aside therefor in accordance with GAAP.

     SECTION 6.05 MAINTENANCE OF PROPERTIES; INSURANCE. The Borrower shall, and shall cause the Corporate Guarantors to, maintain or cause to be maintained in good repair, working order and condition, excepting ordinary wear and tear, all of their respective Properties material to their operations and will make or cause to be made all appropriate repairs, renewals and replacements thereof, consistent with past practice. The Borrower shall, and shall cause the Corporate Guarantors, to maintain or cause to be maintained with financially sound and reputable insurers reasonably acceptable to the Lender, insurance policies and programs currently in place and in full force and effect or substantially similar programs or policies and amounts or other programs, policies and amounts acceptable to the Lender. Not later than thirty (30) days later than the renewal, replacement or material modification of any policy or program, the Borrower shall deliver or cause to be delivered to the Lender a certificate of insurance setting forth for each such policy or program: (i) the amount of such policy, (ii) the risks insured against by such policy, (iii) the name of the insurer and each insured party under such policy and (iv) the policy number of such policy.

     SECTION 6.06 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCLOSURE. Except for information and records which the Borrower may not under applicable Law disseminate or disclose to the Lender, the Borrower shall, and shall cause the Corporate Guarantors, any Subsidiary and any Affiliate to, permit any authorized representative(s) designated by the Lender to visit, to conduct a field audit or to otherwise inspect any of the Borrower's Properties, including their financial and accounting records, and to make copies and take extracts therefrom, and to discuss the Borrower's, the Corporate Guarantors', any Subsidiaries' and any
Affiliate's affairs, finances and accounts with the Lender's officers, employees, representatives or independent certified public accountants, upon reasonable notice and during normal business hours. Each such visitation and inspection by or on behalf of the Lender shall be at the Lender's own cost and expense, provided, however, if an Event of Default has occurred or is continuing, the Lender may do any of the foregoing at the Borrower's expense without notice and during normal business hours.

     SECTION 6.07 LITIGATION, CLAIMS, ETC., The Borrower shall provide the Lender with (i) a litigation status report, in a form satisfactory to the Lender, with respect to any new litigation (whether at law or in equity) which is asserted against the Borrower, the Corporate Guarantors, any Subsidiary and/or any Affiliate involving potential claims in excess of $1,000,000.00 promptly after the close of each Fiscal Quarter; (ii) notice of any suit at law or in equity or claim brought or asserted against the Borrower, the Corporate Guarantors, any Subsidiary and/or any Affiliate, promptly after learning thereof with respect to any suit or claim involving money or property valued in excess of $500,000.00 or any such suits or claims which in the aggregate involve money
                                                 ----------------
or property valued in excess of $1,000,000.00; and (iii) prompt notice of any investigation or proceeding before or by any Governmental Authority, the effect of which is reasonably likely to result in a Material Adverse Effect.

     SECTION 6.08 MAINTENANCE OF LICENSES, PERMITS, ETC., The Borrower shall, and shall cause the Corporate Guarantors to, (i) maintain in full force and effect all Permits or other rights necessary for the operation of their businesses, except where the failure to obtain any of the foregoing would not result in or is not reasonably likely to result in a Material Adverse Effect and
(ii) notify the Lender in writing, promptly after learning thereof, of the suspension, cancellation, revocation or discontinuance of or of any pending or threatened action or proceeding seeking to suspend, cancel, revoke or discontinue any Permit where the result thereof could reasonably be expected to result in a Material Adverse Effect.

     SECTION 6.09 CONTINUATION OF OR CHANGE IN BUSINESS. Except as permitted pursuant to Section 7.02, the Borrower shall, and shall cause the Corporate
            -------------
Guarantors to continue to engage in their respective businesses substantially as conducted and operated during the present and preceding Fiscal Year, and the Borrower shall, and shall cause the Corporate Guarantors to not engage in any other business.

     SECTION 6.10 ADDITIONAL CORPORATE GUARANTORS. The Borrower shall cause each domestic and foreign operating (i) Majority Owned Subsidiary or (ii) Affiliate in which the Borrower is the owner (whether legal or beneficial and whether direct or indirect) of at least fifty percent (50%) or more of the authorized, issued and outstanding common stock of said Affiliate, or other form of ownership interest in the event the Affiliate is not a corporation, which is acquired or formed after the Closing Date, to enter into and execute the Agreement of Guaranty, thereby becoming a Corporate Guarantor. Schedule 6.10
                                                                   -------------
contains a current list of Corporate Guarantors as of the date hereof.

     SECTION 6.11 YEAR 2000. The Borrower shall, and shall cause each Subsidiary to, take all action necessary to assure that such Borrower's and each such Subsidiary's computer-based systems are able to effectively process data including dates prior to, on, and after January 1, 2000 such that there will be no Material Adverse Effect. At the request of the Lender, the Borrower shall provide the Lender with assurance reasonably acceptable to the Lender of the Borrower's or any Subsidiary's capabilities with respect to the Year 2000 Problem.

     SECTION 6.12 FURTHER ACTS. Within forty-five (45) days of the date hereof, the Borrower shall take, at its own expense, all actions necessary to deliver to Lender, opinions of counsel and the Agreements of Guaranty of Intelligroup Australia Pty Limited and Intelligroup Singapore Private Ltd., acceptable in form and substance to Lender, with respect to the Agreements of Guaranty stating that, among other things, the Agreements of Guaranty constitute the legal, valid and binding obligations of each Corporate Guarantor, enforceable against such party in accordance with its terms, the Corporate Guarantors have all requisite corporate power and authority to perform their obligations under the Agreements of Guaranty and neither the performance of the Corporate Guarantors' obligations or consummation of the transaction under the Loan Documents resulted or will result in a breach of any certificate of incorporation or by-laws or comparable document or any rules, regulations or local law to which any Corporate Guarantor is subject. Further, the Borrower shall take all actions necessary within the above time, to deliver the original certificates of stock to be pledged to the Lender in accordance with the Pledge Agreements executed contemporaneously herewith along with all instruments and agreements to effect transfer thereof to Lender. Failure of the Borrower to comply with the terms of this Section 6.12 may, at the Lender's sole discretion, result in an Event of Default hereunder and the Lender may avail itself of such rights and remedies provided herein


                                   ARTICLE VII
                               NEGATIVE COVENANTS
                               ------------------

     The Borrower covenants and agrees that, on and after the Closing Date and until payment in full of all of the Obligations, unless the Lender shall give its prior written consent to the effect otherwise, then:

     SECTION 7.01 ADDITIONAL LIENS. The Borrower shall not, and shall not permit any of the Corporate Guarantors to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective Properties except:

                  (i)   Liens, if any, created under the Loan Documents;

                  (ii) Any interest or title of a lessor or secured by a lessor's interest under any lease permitted by this Loan Agreement;

                  (iii) Liens existing on the date of this Loan Agreement as set forth on Schedule 7.01 and Liens existing on the date of this Loan Agreement securing the existing Debt (as set forth on Schedule 7.04) permitted to be
                                               --------------
secured (but said Liens may not be renewed, extended or increased in principal amount);

                  (iv)  Customary Permitted Liens;

                  (v)   Purchase  money   Liens  securing  Debt  (including  the
interest of a
lease under a  Capitalized  Lease)  permitted  pursuant to Section 7.04(iv); and
                                                           ---------------

                  (vi) Liens on the property or assets of a corporation which becomes a Subsidiary after the date hereof securing Debt permitted by paragraph 7.04(vii), provided that (1) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation of the acquisition, (2) any such Lien does not by its terms cover any property or assets after the time such corporation becomes a Subsidiary which were not covered immediately prior thereto, and (3) any such Lien does not by its terms secure any Debt other than Debt existing immediately prior to the time such corporation becomes a Subsidiary.

     SECTION 7.02 MERGERS, CONSOLIDATIONS, ACQUISITIONS AND SALES OF ASSETS.

          (i)    The Borrower (a) will not consolidate  or merge with any Person or acquire the stock or assets of any Person whether by merger, consolidation, purchase of stock or otherwise, and (b) will not, and will not permit any of the Corporate Guarantors to, sell, otherwise dispose of or lease all or any substantial part (as defined in paragraph (ii) below) of the assets of the Borrower and the Corporate Guarantors taken as a whole, provided, however, that
                                                        --------  -------
any Corporate Guarantor may sell, otherwise dispose of or lease its assets to the Borrower or any other Corporate Guarantor; and provided, further, that the Borrower may consolidate, merge or acquire (by way of acquisitions of stock or other equity interests or transfer of property) any other entity or may sell, otherwise dispose of or lease all or substantially all of such assets if (1) either (A) in the case of a merger or consolidation, the Borrower shall be the surviving or continuing corporation, or (B) the corporation formed by or resulting from such merger or consolidation, if not the Borrower, or the corporation to which such assets shall have been sold, otherwise disposed of or leased, shall be a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and shall expressly assume the obligations of the Borrower hereunder and such Persons are in substantially the same business as the Borrower, and (2) at the time of such consolidation, merger, acquisition or such sale, disposition or lease and before or after giving effect thereto, on a pro forma basis, no Event of Default or Potential Event of Default shall have occurred and be continuing.

          (ii)   As used in this Section  7.02,  a sale,  other  disposition  or
                                 -------------
lease of assets shall be deemed to cover a "substantial part" of the assets of the Borrower and the Corporate Guarantors only if, on a pro forma basis, the net book value of such assets when added to the net book value of all other assets sold, otherwise disposed of or leased by the Borrower and the Corporate Guarantors during any Fiscal Year of such sale, other disposition or lease, on a consolidated basis exceeds twenty-five (25%) percent of the consolidated assets.
                   -------

          (iii) Not less than fifteen (15) days prior to the funding of each such acquisition, the Borrower shall deliver to Lender a certificate from one of the Authorized Officers certifying that after giving effect to such acquisition and the incurrence of any indebtedness hereunder and permitted by Section 7.04
                                                                    ------------
in connection therewith, on a pro forma basis, as if the acquisition and such incurrence of indebtedness had occurred on the first day of the twelve month period ending on the last day of the Borrower's most recently completed Fiscal Quarter, the Borrower would have been in compliance with all of the covenants contained in this Agreement, including, without limitation, the financial covenants set forth in Article 8.

Such certificate shall include a spread sheet containing the calculations for such financial covenants and a pro forma consolidated balance sheet and statement of earnings and retained earnings after giving effect to such acquisition along with all documentation evidencing the nature and type of indebtedness in conjunction with such acquisition.

     SECTION 7.03 LOANS AND INVESTMENTS. Borrower shall not, and shall not permit any of the Corporate Guarantors at any time to purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to, any other Person, or become a joint venture partner in any joint venture (provided that Borrower may make joint venture investments not to exceed an aggregate of $1,000,000.00 at any one time), or agree, become or remain liable to do any of the foregoing, except for: (a) debt securities having a maturity of not more than one year issued or guaranteed by the United States government or by an agency or instrumentality thereof; (b) certificates of deposit, bankers acceptances and time deposits, which in each case mature within one year from the date of purchase thereof and which are issued by a lender acceptable to Lender; (c) commercial paper maturing in two hundred-seventy (270) days or less from the date of issuance which, at the time of acquisition by Borrower either (i) is accorded the highest rating by Standard and Poor's Rating Group or Moody's Investor's Service, Inc., or (ii) is issued by Lender, (d) direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in each case maturing in 12 months or less from the date of acquisition, provided that the amounts otherwise permitted under this section shall not exceed $5,000,000.00 outstanding at any time and shall be approved by a majority of the Board of Directors of the Borrower, (e) extensions of trade credit to customers in the ordinary course of business, (f) loans to officers of the Borrower in an aggregate principal amount outstanding at any time not to exceed $250,000.00, (g) loans and advances to employees of the Borrower or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount for the Borrower and its Subsidiaries not to exceed $250,000.00 at any one time outstanding, (h) Capital Stock of any Subsidiary, (i) loans and advances by the Company to its wholly-owned Subsidiaries, and (j) loans by the Borrower to its employees in connection with management incentive plans in an aggregate amount not to exceed $250,000.00, provided that the aggregate amount of such loans outstanding at any time may not exceed $250,000.00.

     SECTION 7.04 INDEBTEDNESS. The Borrower shall not, and shall not permit any of its Subsidiaries to create, incur, assume or suffer to exist any Debt except:

          (i)    Debt under the Loan Documents;

          (ii)   Existing  Debt as set forth on  Schedule  7.04  (including  any
                                                 --------------
extensions, renewals or modifications thereof provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 7.04);
                       -------------

          (iii)  Debt  which   is  subordinated  to  the  Obligations  on  terms
approved by the Lender in writing;

          (iv) additional Debt secured by purchase money security interests having an aggregate principal amount not to exceed $2,500,000.00 at any time;

          (v) other Debt having an aggregate principal amount not to exceed $3,000,000.00 at any time provided the Debt allowed in this Subsection (v) shall not be on terms more favorable than the material terms set forth herein and the Borrower shall have availability under the Revolving Credit Facility equal to at all times, the amount of such outstanding Debt;

          (vi) Debt consisting of unsecured overdraft facilities to foreign Subsidiaries not to exceed $500,000.00 in the aggregate outstanding at any time; and

          (vii) Debt of a Person which becomes a Subsidiary after the date hereof, provided that:

                 (1) such Debt existed at the time such Person became a Subsidiary and was not created in anticipation of such acquisition;

                 (2) immediately after giving effect to the acquisition of such Person by the Borrower or its Subsidiaries, no Potential Event of Default or Event of Default shall occur and be continuing;

                 (3) the remaining amount of all such Debt does not exceed in the aggregate (collectively for all such Persons which became a Subsidiary after the date hereof) ten (10%) percent of the Consolidated Net Worth of the Borrower and Subsidiaries;

                 (4) liens securing such Debt (if any) shall not extend to cash, marketable securities, accounts receivable, inventory, work in process, contracts receivable, patents, trademarks, notes receivable or any such assets of such Person that would be properly categorized as current assets according to GAAP;

                 (5) such Debt is not guaranteed by the Borrower or any Subsidiaries;

                 (6) such Debt is not payable to selling shareholders or Persons owned by or controlled by selling shareholders or other Persons unless subordinated to Lender on terms approved by Lender in writing; and

                 (7) such Debt would not be subject to acceleration of maturity or cause an Event of Default under existing loan documents as a result of such acquisition by the Borrower.

     SECTION 7.05 ERISA. The Borrower shall not, and shall not permit any of ERISA Affiliates to, do any of the following to the extent that such act or failure to act would result in the aggregate, after taking into account any other such acts or failures to act, in a obligation to pay a sum of money that is material to the business of the Borrower and/or the Corporate Guarantors:

          (i) Engage, or permit an ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which a class exemption is not available or a private exemption has not been obtained from the DOL;

          (ii) Permit to exist any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived;

          (iii) Fail, or permit an ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Plan;

          (iv) Terminate, or permit an ERISA Affiliate to terminate, any Benefit Plan which would result in any liability of the Borrower, the Corporate Guarantors or an ERISA Affiliate under Title IV of ERISA; or

          (v) Fail, or permit any ERISA Affiliate to fail, to pay any required installment under section (m) of Section 412 of the Code or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment.

     SECTION 7.06 AMENDMENT OF ARTICLES OF INCORPORATION OR BY-LAWS. The Borrower shall not, and shall not permit the Corporate Guarantors to, amend, modify or supplement their respective articles of incorporation or By-Laws, except upon at least ten (10) Business Days' prior express written notice to the Lender.

     SECTION 7.07 MARGIN REGULATIONS. The Borrower shall not permit any portion of the proceeds of any Revolving Credit Loans extended to be used in any manner which might cause the extension of credit or the application of such proceeds to violate Regulation U or Regulation X or any other regulation of the Federal Reserve Board or to violate the Securities Exchange Act or the Securities Act, in each case as in effect on the date or dates of such Borrowing, such use of proceeds, such creation or such issuance.

     SECTION 7.08 CANCELLATION OF DEBT; PREPAYMENT. The Borrower shall not, and shall not permit the Corporate Guarantors to, cancel any Claim or Debt, except for adequate consideration and in the ordinary course of their respective businesses, or to prepay any long-term Debt; provided, however, that the
                                                   --------   -------
foregoing shall not prohibit the prepayment of the Obligations.

     SECTION 7.09 ENVIRONMENTAL LIABILITIES. The Borrower shall not, and shall not permit the Corporate Guarantors to, become subject to any Liabilities and Costs which the Lender deems has or is likely to have a Material Adverse Effect arising out of or related to (i) the Release or threatened Release at any location of any Environmental Concern Material into the Environment, or any Remedial Action in response thereto, or (ii) any violation of any Environmental Law, or any health or safety Requirement of Law; provided that this Section 7.09
                                                 -------- ----      ------------
shall not be violated so long as (a) the Borrower shall have notified the Lender of the assertion of such liability or required expenditures promptly upon receiving written notice of such assertion, (b) the Borrower shall have continued to furnish the Lender with such information concerning such asserted liability or required expenditure as the Lender shall have reasonably requested, or as otherwise provided herein, (c) the Borrower shall be diligently pursuing indemnification for such liability or required expenditures from any Person which has an obligation to provide such indemnification, and (d) the Lender is satisfied that the imposition of such liability during the pendency of the Borrower's pursuit of indemnification will not materially impair the Borrower's ability to perform its financial obligations under this Loan Agreement.

     SECTION 7.10 FISCAL YEAR. The Borrower shall not, and shall not permit the Corporate Guarantors to, change their respective Fiscal Year or permit their respective Fiscal Year to end on a day other than December 31st.

     SECTION 7.11 GUARANTIES. The Borrower shall not, and shall not permit the Corporate Guarantors to assume, guaranty, endorse or otherwise be or become directly or contingently responsible or liable, for any Contingent Obligation of any Person, except for:

          (i) Contingent Obligations existing on the Closing Date as described on Schedule 7.11(i) attached hereto;
   ----------------

          (ii) Contingent Obligations by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and

          (iii) Contingent Obligations incurred in the ordinary course of business after the date hereof in an aggregate amount not to exceed $750,000.00 at any time outstanding.

     SECTION 7.12 CHANGE IN BUSINESS. The Borrower shall not, and shall not permit the Corporate Guarantors to cause or permit a material change in the nature or scope of their businesses as conducted on the Closing Date and businesses directly related to such businesses and their primary source of revenue shall be derived from information technology and management consulting, software development and associated services and products.

     SECTION 7.13 OTHER NEGATIVE PLEDGES. The Borrower shall not, and shall not permit the Corporate Guarantors to incur, create or permit to exist any negative pledge in any other agreement entered into between the Borrower or Corporate Guarantor(s) with any other Person except where the Borrower or Corporate Guarantor may enter into an agreement in connection with any Lien permitted by this Agreement when such prohibition or limitation is by its terms effective only against the assets subject to such Lien.


                                  ARTICLE VIII
                               FINANCIAL COVENANTS
                               -------------------

     The Borrower covenants and agrees that, on and after the Closing Date and until payment in full of all the Obligations unless the Lender shall give its prior written consent to the effect otherwise, then:

     SECTION 8.01 MAXIMUM CONSOLIDATED CASH FLOW LEVERAGE RATIO. The Borrower shall maintain a Consolidated Cash Flow Leverage Ratio equal to or less than
2.50 to 1.0 for the
period of four (4) consecutive Fiscal Quarters immediately preceding said date of determination taken together as one accounting period.

     SECTION 8.02 MINIMUM CONSOLIDATED NET WORTH. The Borrower shall maintain a Consolidated Net Worth as of not less than ninety (90%) percent of the Consolidated Net Worth as of September 30, 1998, plus fifty (50%) percent of
                                                    ----
positive net income commencing October 1, 1998 and thereafter at the end of each Fiscal Year, to be not less than Consolidated Net Worth of the prior Fiscal Year plus fifty (50%) percent of positive net income for such Fiscal Year.

     SECTION 8.03 CAPITAL EXPENDITURES. The Borrower shall not enter into any agreement to purchase and/or pay for, or become obligated to pay for capital expenditures, long term leases, Capital Leases or sale lease-backs, in an amount at any time outstanding aggregating in excess of $5,000,000.00 during any Fiscal Year, provided however, on a one (1) year carry-forward basis, the Borrower may incur Capital Expenditures not to exceed $8,000,000.00 during any Fiscal Year.

     SECTION 8.04 MINIMUM FIXED CHARGE COVERAGE RATIO. The Borrower shall not cause or permit the ratio, calculated on the basis of a rolling four quarters of
(a) Consolidated  EBITDA to (b) the sum of cash income tax expense plus interest
                                                                   ----
expense (including, without limitation, the interest component of Capitalized Lease Obligations), plus scheduled principal payments under any indebtedness
                      ----
(including, without limitation, the principal component of Capitalized Lease Obligations but excluding principal payments, if any, due under this Loan Agreement), plus dividends or distributions paid or declared to be less than 1.4
            ----
to 1.0 as at the end of each Fiscal Quarter.


                                   ARTICLE IX
                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES
                     --------------------------------------

     SECTION 9.01 EVENTS OF DEFAULT. The occurrence of any of the following events with the passing of any applicable notice and cure periods shall constitute an "Event of Default" under this Loan Agreement (hereinafter referred to as an "Event of Default"):

          (i) any representation or warranty made by the Borrower or any of the Corporate Guarantors or any other Person in any of the Loan Documents furnished in connection with the Revolving Credit Facility, shall prove to have been false, incorrect or misleading in any substantial and material respect on the date as of which made;

          (ii) the Borrower shall have failed to make any payment of any installment of interest on the Revolving Credit Loan Note more than three (3) days after its due date;

          (iii)  the  Borrower  shall   have  failed  to  make  any  payment  of
principal on the Revolving Credit Loan Note on its due date;

          (iv) the Borrower or any of the Corporate Guarantors shall have failed to duly observe or perform any covenant, condition or agreement with respect to the payment of moneys on their part which is to be observed or performed pursuant to the terms of the Loan Documents, other than the payment of principal and interest which shall be governed by (ii) and (iii) above, and such default shall have remained uncured for a period of fifteen (15) days after written notice thereof to the Borrower or such Corporate Guarantors by the Lender;

          (v) the Borrower or any of the Corporate Guarantors shall have failed to duly observe any of the financial covenants set forth in Article VIII
                                                                    ------------
hereof as of any date of determination;

          (vi) the Borrower or any of the Corporate Guarantors shall have failed to duly observe or perform any covenant, condition or agreement on the part of the Borrower or such Corporate Guarantors to be observed or performed pursuant to the terms of the Loan Documents other than the payment of moneys which shall be governed by Section 9.01 (ii), (iii) and (iv) above, and such
                            -----------------------------------
default shall have remained uncured for a period of thirty (30) days after written notice thereof to the Borrower or such Corporate Guarantors by the Lender;

          (vii) the Borrower or any of the Corporate Guarantors shall have applied for or consented to the appointment of a custodian, receiver, or liquidator of all or a substantial part of their respective assets; a custodian shall have been appointed with or without consent of the Borrower and/or any of the Corporate Guarantors; the Borrower and/or any of the Corporate Guarantors shall generally not be paying their respective Debts as they become due; the Borrower and/or any of the Corporate Guarantors shall have made a general assignment for the benefit of their respective creditors; the Borrower and/or any of the Corporate Guarantors shall have filed a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with their respective creditors, or shall have taken advantage of any insolvency law, or shall have filed an answer admitting the material allegations of a petition in bankruptcy, reorganization or insolvency proceeding; a petition in bankruptcy shall have been filed against the Borrower and/or any of the Corporate Guarantors and shall not have been dismissed for a period of sixty
(60) consecutive days, or an order for relief shall have been entered by the appropriate bankruptcy court against the Borrower and/or any of the Corporate Guarantors under the Bankruptcy Code; or an order, judgment or decree shall have been entered without the application, approval or consent of the Borrower and/or any of the Corporate Guarantors by any court of competent jurisdiction appointing a receiver, trustee, custodian or liquidator of the Borrower and/or any of the Corporate Guarantors of a substantial part of its assets and such order, judgment or decree shall have continued unstayed and in effect for any period of sixty (60) consecutive days;

          (viii) writ of execution or attachment or any similar process shall be issued or levied against all or any part of or interest in any of the Properties of the Borrower and/or any of the Corporate Guarantors or any judgment involving monetary damages shall be entered against the Borrower and/or any of the Corporate Guarantors which shall become a lien on the Borrower's or any of said Corporate Guarantor's Properties or any portion thereof or interest therein and such execution, attachment or similar process is not released, bonded, satisfied, vacated or stayed within thirty (30) days after its entry or levy, and said writ of execution, attachment, levy or judgment shall involve monetary damages aggregating more than $1,000,000.00;

          (ix) seizure or foreclosure of any of the Properties of the Borrower and/or any of the Corporate Guarantors pursuant to process of law or by legal self-help, involving monetary damages aggregating more than $1,000,000.00, unless said seizure or foreclosure is stayed or bonded within thirty (30) days after the occurrence of same;

          (x) the voluntary permanent closing of business or ceasing of operations of the Borrower and/or any of the Corporate Guarantors;

          (xi) default by the Borrower and/or any of the Corporate Guarantors in any of the terms or conditions of any agreement (excluding the Loan Documents) covering the payment of borrowed money from the Lender and/or any other creditor (which with respect to any other creditor shall be in an amount involving not less than $1,000,000.00), which default has been declared by the Lender or said other creditor, and said Debt with respect to any other creditor shall have been accelerated;

          (xii) the occurrence of a Reportable Event with respect to the Borrower and/or any of the Corporate Guarantors; or

          (xiii) a Change in Control shall occur.

     SECTION 9.02 RIGHTS AND REMEDIES.

          (i) Acceleration. Upon the occurrence and during the continuance of any Event of Default described in the foregoing Section 9.01(vii) hereof, the
                                                 ------------------
Revolving Credit Facility shall automatically and immediately terminate and the unpaid principal amount of any and all accrued interest and fees due on the Revolving Credit Loans outstanding shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower, and the obligation of the Lender to make any Revolving Credit Loans hereunder shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default described in Section 9.01 above, the Lender may by written notice to the
              -------------
Borrower,  (a)  declare  that  the  Revolving  Credit  Facility  is  terminated, whereupon the obligation of the Lender to make any Revolving Credit Loans hereunder shall immediately terminate, and/or (b) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Revolving Credit Loans to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower.

          (ii) Rights Under Loan Documents. Upon the occurrence and during the continuance of any Event of Default, the Lender may take any lawful action against the Borrower and/or any of the Corporate Guarantors to collect the payments then due and thereafter to become due under the Loan Documents, including, without limitation, the Agreement of Guaranty.

          (iii) Set-off. Upon the occurrence and during the continuance of any Event of Default, without notice or other action (any such notice being expressly waived by the Borrower) the Lender may set-off any money owed by the Lender in any capacity to the Borrower or any Property of the Borrower in the possession of the Lender against any of the monetary obligations of the Borrower to the Lender under the Loan Documents, and the Lender shall be deemed to have exercised such right of set-off and to have made a charge against any such money or property immediately, even though the actual book entries may be made at some time subsequent thereto.

     SECTION 9.03 APPLICATION OF PROCEEDS.

          (i)    All payments and proceeds received  under  Section 9.02 of this
                                                            ------------
Loan Agreement shall be applied in the following order of priority:

                 (a) First, to the payment of all reasonable fees, costs and expenses (including reasonable attorney's fees and expenses) incurred by the Lender and/or its agents or representatives in connection with the realization of such payments or proceeds;

                 (b) Next, to the payment in full of all unpaid principal, accrued interest and other sums, if any, due and owing under the Revolving Credit Facility; and,

                 (c) Next, the balance, if any, of such payments, proceeds, or amounts to the Borrower, or, if otherwise determined by a court of competent jurisdiction, to whomever may be entitled thereto.

          (ii)   If the amount of the proceeds received in Section 9.03(i) above
                                                           ---------------
shall be insufficient to satisfy in full the amounts referred to in clauses (a) and (b) above, then the Borrower shall remain and be liable for any such deficiency.

     SECTION 9.04 NO NOTICES. In order to entitle the Lender to exercise any remedy available to it under Section 9.02 of this Loan Agreement, it shall not
                              ------------
be necessary for the Lender to give any notice, other than such notice as may be required expressly in this Loan Agreement or by applicable law.

     SECTION 9.05 AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. Upon the occurrence and during the continuance of an Event of Default, as a result of which the Lender shall require and employ attorneys or incur other expenses for the collection of payments due or to become due or the enforcement or performance or observance of any obligation or agreement on the part of the Borrower contained herein, the Borrower shall, on demand, pay to the Lender, the reasonable fees of such attorneys and such other expenses so incurred by them.

     SECTION 9.06 NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER. In the event any agreement contained in this Loan Agreement should be breached by any party and thereafter waived by the other parties, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

     SECTION 9.07 FAILURE TO EXERCISE RIGHTS. Nothing herein contained shall impose upon the Lender any obligation to enforce any terms, covenants or conditions contained in this Loan Agreement and the other Loan Documents. Failure of the Lender, in any one or more instances, to insist upon strict performance by the Borrower of any terms, covenants or conditions of this Loan Agreement and the other Loan Documents, shall not be considered or taken as a waiver or relinquishment by the Lender of its right to insist upon and to enforce in the future, by injunction or other appropriate legal or equitable remedy, strict compliance by the Borrower with all the terms, covenants and conditions of this Loan Agreement and the other Loan Documents. The consent of the Lender to any act or omission by the Borrower shall not be construed to be a consent to any other or subsequent act or omission or to waive the requirement for the Lender's consent to be obtained in any future or other instance.

     SECTION 9.08 WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY WAIVE ANY AND ALL RIGHTS THAT THEY MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE, TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING EITHER DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING BETWEEN THE BORROWER, THE LENDER OR THEIR SUCCESSORS AND ASSIGNS, OUT OF OR IN ANY WAY CONNECTED WITH THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS. IT IS INTENDED THAT SAID WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, AND/OR COUNTERCLAIMS IN ANY ACTION OR PROCEEDING. THE BORROWER AND THE LENDER RECOGNIZE THAT ANY DISPUTE ARISING IN CONNECTION WITH THE REVOLVING CREDIT FACILITY IS LIKELY TO BE COMPLEX AND CONSEQUENTLY THEY WISH TO STREAMLINE AND MINIMIZE THE COST OF THE DISPUTE RESOLUTION PROCESS BY AGREEING TO WAIVE THEIR RIGHTS TO A JURY TRIAL.

     SECTION 9.09 REMEDIES CUMULATIVE. No remedy herein conferred upon or reserved to the Lender is intended to be exclusive of any other remedy or remedies; but each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute. No express or implied waiver by the Lender of any Event of Default hereunder shall in any way be, or construed to be, a waiver of any future or subsequent Event of Default. No delay or omission to exercise any right or power accruing upon any Event of Default continuing as aforesaid, shall impair any such right or power or shall be construed to be a waiver of any such Event of Default, or acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

                                    ARTICLE X
                                  MISCELLANEOUS
                                  -------------

     SECTION 10.01 EXPENSES.

          (i) Generally. The Borrower covenants and agrees upon demand to pay, or reimburse the Lender for, all the Lender's reasonable external legal costs and expenses (but not internal legal costs and expenses) and all internal and external audit, appraisal, valuation and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of Reed Smith Shaw & McClay LLP and any other external attorneys retained by the Lender, auditors, accountants, appraisers, insurance and environmental advisers, and other consultants) incurred by the Lender in connection with (a) the administration of this Loan Agreement, the other Loan Documents and the Revolving Credit Facility including consultation with attorneys in connection therewith and in connection with the amendment, waiver or consents required or requested hereunder and (b) the protection, collection or enforcement of any of the Obligations. For the purposes of this Section, the legal fees of counsel to the Lender for the preparation and negotiation of the Loan Documents shall not exceed $30,000.00 plus reasonable costs.

          (ii) After Default. The Borrower further covenants and agrees to pay, or reimburse the Lender for all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable external attorneys' fees and disbursements, and costs of settlement incurred by the Lender after the occurrence and during the continuance of an Event of Default (a) in enforcing any Obligation or exercising or enforcing any other right or remedy available by reason of such Event of Default, (b) in connection with any refinancing or restructuring of the credit arrangements provided under this Loan Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding, (c) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Borrower and/or any of the Corporate Guarantors and related to or arising out of the transactions contemplated thereby or by any of the Loan Documents or
(d) in taking any other action in or with respect to any suit or proceeding (whether in bankruptcy or otherwise).

     SECTION 10.02 INDEMNITY. The Borrower further covenants and agrees to defend, protect, indemnify, and hold harmless the Indemnified Parties from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for the Indemnified Parties in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Parties shall be designated a party thereto), imposed on, incurred by, or asserted against the Indemnified Parties (whether direct, indirect or consequential and whether based on any Federal or state Laws or other statutory regulations, including, without limitation, securities and commercial laws and regulations, under common law or at equity, or on contract or otherwise, including any liability and costs under Federal, state or local environmental, health or safety laws, regulations, or common law principles, arising from or in connection with the past, present or future environmental condition of the Property or the Release or threatened Release of any

Environmental Concern Material into the Environment from the Property) in any manner relating to or arising out of this Loan Agreement or the other Loan Documents, or any act, event or transaction related or attendant thereto, the making of and participation in the Revolving Credit Facility and the management of such Revolving Credit Loans or the use or intended use of the proceeds of the Revolving Credit Facility hereunder (collectively, the "Indemnified Matters"); provided, however, that the Borrower shall not have any obligation to an
--------   -------
Indemnified Party hereunder with respect to (a) matters for which such Indemnified Party has been compensated pursuant to or for which an exemption is provided in Section 2.06 and Section 2.07 hereof or any other provision of this
            ------------     ------------
Loan Agreement and (b) Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of that Indemnified Party, as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnified Parties.

     SECTION 10.03 AMENDMENTS AND WAIVERS. No amendment or modification of any provision of this Loan Agreement shall be effective without the written agreement of the Lender and the Borrower, and no termination or waiver of any provision of this Loan Agreement, or consent to any departure by the Borrower therefrom, shall in any event be effective without the written concurrence of the Lender, which the Lender shall have the right to grant or withhold at its sole discretion.

     SECTION 10.04 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

     SECTION 10.05 NOTICES. Unless otherwise specifically provided therein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, or sent by confirmed telecopy transmission, nationally recognized overnight courier service or United States mail and shall be deemed to have been given when delivered in person or by said courier service, or upon receipt of a confirmed telecopy transmission during normal business hours or four (4) Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). Notices to the Lender pursuant to Article II hereof shall not be
                                                 ----------
effective until received by the Lender. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 10.05) shall be as set forth below each party's name on the
         ---------------
signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to the other party. A failure to send the requisite copies does not invalidate an otherwise properly sent notice to the Borrower and/or the Lender.

     SECTION 10.06 SURVIVAL OF WARRANTIES AND AGREEMENTS. All agreements, representations and warranties made herein shall survive the execution and delivery of this Loan Agreement and the other Loan Documents.

     SECTION 10.07 MARSHALING; RECOURSE TO SECURITY; PAYMENTS SET ASIDE. The Lender shall not be under any obligation to marshal any assets in favor of the Borrower, any of the Corporate Guarantors or any other Person or against or in payment of any or all of the Obligations. To the extent that the Borrower and/or any of the Corporate Guarantors make a payment or payments to the Lender, or the Lender enforces its rights and remedies under the Loan Documents or exercises its right of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor (to the extent permissible and practicable under the law and the circumstances), shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

     SECTION 10.08 SEVERABILITY. In case any provision in or obligation under this Loan Agreement or the other Loan Documents shall be held to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations under the Loan Agreement or the other Loan Documents shall not in any way be affected or impaired thereby. The invalidating, illegality or unenforceability of a particular provision in a particular jurisdiction shall not render such provision invalid, illegal or unenforceable in any other jurisdiction.

     SECTION 10.09 GOVERNING LAW. This Loan Agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New Jersey.

     SECTION 10.10 SUCCESSORS AND ASSIGNS. This Loan Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and assigns. The Borrower's Obligations hereunder may not be assigned to any Person without the prior express written consent of the Lender. The Lender may assign, transfer, sell, participate or convey all or any part of the Revolving Credit Facility to any Person without the consent of the Borrower, provided such assignment, transfer, sale, participation or conveyance shall be in minimum amounts of $5,000,000.00. The Lender agrees to promptly notify the Borrower in writing of any sale or participation by the Lender of all or any part of the Revolving Credit Facility.

     SECTION 10.11 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE BORROWER WITH RESPECT TO THIS LOAN AGREEMENT AND THE REVOLVING CREDIT LOAN NOTE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW JERSEY, AND BY EXECUTION AND DELIVERY OF THIS LOAN AGREEMENT, THE BORROWER ACCEPTS, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS LOAN

AGREEMENT AND THE REVOLVING CREDIT LOAN NOTE FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS NOTICE ADDRESS SPECIFIED ON THE SIGNATURE PAGES HEREOF, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. THE BORROWER AND THE LENDER IRREVOCABLY WAIVE ANY OBJECTION (INCLUDING WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

     SECTION 10.12 COUNTERPARTS; EFFECTIVENESS; INCONSISTENCIES. This Loan Agreement and any amendments, waivers, consents, or supplements may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Loan Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Loan Agreement are actually inconsistent with the terms and conditions of any other Loan Documents, this Loan Agreement shall govern.

     SECTION 10.13 CONSTRUCTION. The parties acknowledge that each party and its counsel have reviewed and revised this Loan Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Loan Agreement or any amendments or exhibits hereto.

     SECTION 10.14 ENTIRE AGREEMENT. This Loan Agreement, taken together with all of the other Loan Documents and all certificates and other documents delivered by the Borrower or any other Person to the Lender, embody the entire agreement and supersede all prior agreements, written and oral, relating to the subject matter hereof.

     SECTION 10.15 CONFIDENTIALITY. All information furnished to the Lender under this Agreement shall be received and maintained by the Lender in strict confidence and in accordance with applicable Law, and the Lender shall not disseminate said information to any Person, except where required by and in accordance with applicable Law or where contemplated by the Loan Documents. The Lender agrees that it shall not take any action or omit to take any action which would cause or result in the violation of Law (including without limitation, any export control law) by the Borrower.

     IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed and delivered by their proper and duly authorized corporate officers as appropriate, and the Borrower has caused its corporate seal to be hereunto affixed and attested pursuant to the resolution of its Board of Directors, all on the day and year first hereinabove written.

ATTEST:                                  INTELLIGROUP, INC., as Borrower


By: /s/John F. Cinque                    By: /s/Ashok Pandey
   ----------------------------------       ------------------------------------
                                             Ashok Pandey, Co-Chairman

                                         NOTICE ADDRESS:
                                         ---------------
           [SEAL]                        Intelligroup, Inc.
                                         499 Thornall Street
                                         Edison, New Jersey  08837
                                         Attn: Rod Dorsey
                                         Facsimile No.: (732) 362-2100

                                         WITH A COPY TO:
                                         ---------------
                                         Buchanan Ingersoll
                                         500 College Road East
                                         Princeton, New Jersey  08540
                                         Attn:  David J. Sorin, Esq.
                                         Facsimile No. (609) 520-0360

                                         PNC BANK, NATIONAL ASSOCIATION,
                                         as Lender


                                         By: /s/ Edward D. Harrington
                                            ------------------------------------
                                            Edward D. Harrington, Vice President

                                         NOTICE ADDRESS:
                                         ---------------
                                         PNC Bank, National Association
                                         Two Tower Center Boulevard
                                         East Brunswick, New Jersey  08837
                                         Attn:  Edward D. Harrington,
                                                Vice President
                                         Facsimile No.:  (732) 220-3629

                                         WITH A COPY TO:
                                         ---------------
                                         Reed Smith Shaw & McClay LLP
                                         136 Main Street, Suite 250
                                         Princeton Forrestal Village
                                         Princeton, New Jersey 08540
                                         Attn:  James A. Dempsey, Esq.
                                         Facsimile No.: (609) 951-0824